Exhibit b.2

[FORM OF AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT]

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

CapitalSouth Partners Fund II Limited Partnership

(A North Carolina Limited Partnership)

September 24, 2013

The limited partnership interests of this fund have not been registered under the Securities Act of 1933, as amended, and unless so registered may not be offered or sold except pursuant to an exemption from such act. In addition, the limited partnership interests of this fund are subject to further restrictions on transfer as provided in this agreement.

CAPITALSOUTH PARTNERS FUND II LIMITED PARTNERSHIP

Amended and Restated Limited Partnership Agreement

i

ARTICLE V

NATURE OF LIMITED PARTNERSHIP INTERESTS

5.1	Limited Liability	17
5.2	No Control of Fund	17
5.3	Independent Activities of Limited Partners	17

ARTICLE VI

SMALL BUSINESS INVESTMENT COMPANY MATTERS

6.1	Provisions Required by the SBIC Act for Issuers of Debentures	17
6.2	SBA as Third-party Beneficiary	18
6.3	Representations of Limited Partners	18
6.4	Notices and Information with respect to Representations by Limited Partners	18
6.5	Representations of General Partner	19

ARTICLE VII

MANAGEMENT BY GENERAL PARTNER; ADVISORY BOARD

7.1	Management and Control of the Fund	19
7.2	Specific Authority	21
7.3	General Partner’s Duties	21
7.4	No Restrictions on Other Activities of General Partner and its Affiliates; No Conflicts with other CapitalSouth Funds	22
7.5	Management Company	22
7.6	Management Expenses	23
7.7	Expenses and Fees	24
7.8	Removal of the General Partner and Termination of the Management Company	24
7.9	The Advisory Board	25

ARTICLE VIII

CONTRIBUTIONS ACCOUNTS, CAPITAL ACCOUNTS, AND ALLOCATIONS

8.1	Contributions Accounts	25
8.2	Capital Accounts	26
8.3	Accounting for Distributions in Kind	26
8.4	General Partner as Limited Partner	26
8.5	Compliance with the Code and Treasury Regulations	26
8.6	Allocations in General	26
8.7	Net Profits	27
8.8	Net Loss	27
8.9	Regulatory Allocations	28
8.10	Adjustments to Reflect Changes in Interests	29
8.11	Allocations for Contributions of Appreciated Assets	29

ARTICLE IX

DISTRIBUTIONS

9.1	Distributions Generally	29
9.2	Distributions in Kind	30
9.3	Amount and Timing of Distributions	31
9.4	Distribution of Net Fund Proceeds	31
9.5	Additional Reserves	32
9.6	Reserved	32
9.7	Distributions to Pay Taxes	32
9.8	Additional Provisions Regarding Distributions	32

ARTICLE X

TRANSFER AND WITHDRAWAL OF FUND INTERESTS

10.1	Transfers of Fund Interests	33
10.2	Withdrawal by Partners	34

ARTICLE XI

TERMINATION, DISSOLUTION, AND LIQUIDATION OF FUND

11.1	Term and Dissolution of the Fund	39
11.2	Liquidator	39
11.3	Liquidating Distributions	39
11.4	Expenses of Liquidation	40
11.5	Duration of Liquidation	40

ARTICLE XII

ACCOUNTING, RECORDS AND REPORTS

12.1	Fiscal Year	40
12.2	Keeping of Accounts and Records	40
12.3	Inspection Rights	40
12.4	Annual Reports	40
12.5	Audited Statements	40
12.6	Valuation of Assets	41
12.7	Tax Matters Partner	41
12.8	Tax Returns	41

ARTICLE XIII

MISCELLANEOUS

13.1	Amendment	41
13.2	Standard of Care	42
13.3	Indemnification	42
13.4	Waivers and Consents	44

13.5	Notices	44
13.6	Power of Attorney	44
13.7	Non-Voting Limited Partner Interests	45
13.9	Waiver of Partition	45
13.10	Additional Documents	46
13.11	Binding on Successors	46
13.12	Counterparts	46
13.13	Action by Limited Partners	46
13.14	Governing Law	46
13.15	Authority of General Partner	46
13.16	Contract Construction	46

Schedules and Exhibits

Schedule A	General and Limited Partners; Commitments
Schedule B	Joint Commitments
Exhibit 1	SBA Annex GDP, Version 3.0

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

CAPITALSOUTH PARTNERS FUND II LIMITED PARTNERSHIP

This Amended and Restated Limited Partnership Agreement (this “Agreement”) of CapitalSouth Partners Fund II Limited Partnership, a North Carolina limited partnership, is made and entered into as of the 24th day of September, 2013, by and among CapitalSouth Partners F-II, LLC, a North Carolina limited liability company (the “General Partner”), and those individuals, companies, firms, corporations and other entities listed on Schedule I (or any substitute thereto as described herein) who execute a counterpart of this Agreement as Limited Partners.

ARTICLE I

DEFINED TERMS

For purposes of this Agreement, the following terms have the meanings set forth below (such meanings to be equally applicable to both singular and plural forms of the terms so defined). Additional defined terms are set forth in the Sections of this Agreement to which they relate.

“Additional Capital Contribution” has the meaning set forth in Section 3.3.

“Advisory Board” has the meaning set forth set forth in Section 7.9.

“Affiliate” means, with respect to the Person to which it refers, a Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such subject Person. Ownership, directly or indirectly, of twenty percent (20%) or more of the voting power or the value of another Person shall be deemed to constitute “control” for purposes of this definition unless a non-Affiliate owns more than fifty percent (50%) of such Person. Notwithstanding the foregoing, in respect of the SBIC Act, “Affiliate” has the meaning set forth in the SBIC Act.

“Agreement” means this Amended and Restated Limited Partnership Agreement of CapitalSouth Partners Fund II Limited Partnership, as amended from time to time in accordance herewith and shall be deemed to include all provisions incorporated in this Agreement by reference.

“Allocable Share of Fund Expenses” means the product obtained by multiplying (a) all Fund Expenses paid by the Fund out of Capital Contributions since the Fund’s inception through the relevant date of determination, by (b) the fraction obtained by dividing (i) the Fund’s aggregate Cost Basis in all Sold Investments by (ii) until the aggregate of Unfunded Commitments equals zero, the Partners’ aggregate Commitments, and thereafter, the Fund’s aggregate Cost Basis in all of the Fund’s existing and former Investments.

“Articles of Limited Partnership” means the articles of limited partnership of the Fund filed with the North Carolina Secretary of State in accordance with the North Carolina Act.

“Assets” means and includes common and preferred stock (including warrants, rights and other options relating thereto or any combination thereof), notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, and other properties or interests commonly regarded as Securities, and in addition, interests in real property, whether improved or unimproved, and interests in personal property of all kinds, tangible or intangible, chooses in action, and cash, bank deposits and so-called “money market instruments.”

“Assets Under Management” means, as of any specified date, the value of all Assets owned by the Fund (such value to be determined as provided in this Agreement), including contributions requested and due from Partners and Unfunded Commitments, less the amount of any liabilities of the Fund determined in accordance with generally accepted accounting principles.

“Associate” has the meaning set forth in the SBIC Act.

“Assumed SBA Leverage” means the product of (i) two, multiplied by (ii) Unreduced Regulatory Capital of the Fund.

“Bankruptcy” means, with reference to any Person, any of the following events in respect of such Person: (i) an assignment for the benefit of creditors; (ii) a voluntary petition in bankruptcy; (iii) being adjudged a bankrupt or insolvent; (iv) a petition or answer being filed by such Person seeking a reorganization, arrangement, composition, readjustment liquidation, dissolution or similar relief under any statute, law or regulation; (v) such Person seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of all or any substantial part of such Person’s properties; (vi) one hundred twenty (120) days after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment liquidation, dissolution or similar relief under any statute, law or regulation, and such proceeding has not been dismissed during such time period; (vii) ninety (90) days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or all or any substantial part of such Persons properties, which appointment is not vacated or stayed or within ninety (90) days after the expiration of any such stay, the appointment is not vacated; (viii) in the case of a natural Person, his death or the entry by court of competent jurisdiction adjudicating such person to be incompetent to manage his or her person or property; (ix) in the case of a Person being a trustee or a trust, the termination of the trust (but not merely the substitution of a new trustee); (x) in the case of a Person that is a partnership, the dissolution and commencement of winding up of such partnership; (xi) in the case of a Person that is a corporation, the filing of articles of dissolution or its equivalent for the corporation or the revocation of its charter and expiration of ninety (90) days after the date of notice to the corporation of revocation without reinstatement of its charter; (xii) in the case of a Person that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Fund; and (xiii) in the case of a Person who is not an individual, partnership, corporation, trust or estate, the termination of such Person.

“Board of Directors” has the meaning set forth in Section 7.1(a).

“Capital Account” has the meaning set forth in Section 8.2.

“Capital Contribution” means such capital as is contributed to the Fund by a Partner in accordance with the provisions of Article III or Article IV.

“Capitala” means Capitala Investment Corp.

“CapitalSouth Fund” means any investment fund, the general partner, manager, or principal owner or officer of which is the General Partner or one or more General Partner Affiliates.

“Carried Interest” means the General Partner’s twenty percent (20%) interest in the Fund’s Net Profits and Net Losses allocated to the General Partner pursuant to Sections 8.7(e)(ii) and 8.8(a)(ii) and the General Partner’s one hundred percent (100%) interest in the Fund’s Net Profits and Net Losses allocated to the General Partner pursuant to Sections 8.7(d) and 8.8(b).

“Carry Distributions” means the distributions to the General Partner pursuant to Sections 9.4(d) and 9.4(e)(ii), plus (without duplication) Tax Distributions relating to its Carried Interest.

“Cash Equivalents” means permitted investments of idle funds as set forth in Section 107.530 of the SBIC Act and any successor provision thereto.

“Code” means the Internal Revenue Code of 1986 and (unless the context otherwise requires) the rules and regulations promulgated thereunder, as amended from time to time, or any successor statute thereto.

“Commitment” means, with respect to any Limited Partner, the total amount that such Partner has agreed to contribute to the Fund as set forth on Schedule A opposite such Partner’s name under the heading “Commitments,” and, with respect to the General Partner, means the total amount the General Partner has agreed to contribute to the Fund as set forth in Section 3.1; provided; however, that any Commitment by a Limited Partner shall not include any amount under any agreement by the SBA to provide Leverage to the Fund in respect any Commitment. The amounts and terms of the Commitments of the Partners shall be as defined in this Agreement.

“Contributions Account” has the meaning set forth in Section 8.1.

“Control Person” has the meaning set forth in the SBIC Act.

“Cost Basis” means, with respect to any Fund asset, the Fund’s adjusted tax basis in that asset as determined for federal income tax purposes; provided, however, that if the Fund has made an election under Section 754 of the Code, such tax basis shall be determined after giving effect to adjustments made under Section 734 of the Code but (except as provided in Treasury Regulations Section 1.734-2(b)(1)) without regard to adjustments made under Section 743 of the Code.

“Debentures” has the meaning set forth in the SBIC Act.

“Defaulting Partner” has the meaning set forth in Section 3.5.

“ERISA” means the Employee Retirement Income Security Act of 1974, the related provisions of the Code, and the respective rules and regulations promulgated thereunder, in each case as amended from time to time, and administrative or judicial rulings and interpretations thereof.

“ERISA Partner” means any Limited Partner that is (a) an “employee benefit plan” within the meaning of Section 3(3) of ERISA and subject to Part 4 of Title I of ERISA, (b) a “plan”, as defined in Section 4975(e)(1) of the Code, to which the provisions of Section 4975 of the Code are applicable, or (c) any other Person, any of the assets of which, or held by which, constitute, under applicable law, assets of an employee benefit plan subject to the provisions of Part 4 of Title I of ERISA or of a plan subject to the provisions of Section 4975 of the Code.

“Expense Contribution” means that portion of any Capital Contribution made to fund or reimburse Fund Expenses.

“Fair Market Value” means, with respect to any Security, the fair market value of such Security determined in accordance with the Fund’s valuation guidelines adopted in accordance with Section 12.6.

“Fund” means CapitalSouth Partners Fund II Limited Partnership, a North Carolina limited partnership.

“Fund Expenses” means all Ordinary Expenses and Organizational Expenses.

“General Partner” means CapitalSouth Partners F-II, LLC, a North Carolina limited liability company, or any successor general partner to the Fund under this Agreement.

“General Partner Affiliates” means the Principals, the Management Company, the owners of the Management Company, and any other Affiliate of the General Partner.

“Incompetency” means, with reference to any member of the General Partner or any Limited Partner who is an individual, the adjudication of such Person as incompetent to manage his person or property by a decree of a court of competent jurisdiction.

“Initial Capital Contribution” has the meaning set forth in Section 3.3.

“Initial Closing” has the meaning set forth in Section 2.7.

“Initial Closing Date” has the meaning set forth in Section 2.7.

“Initial Fee Period” means the period commencing on the earliest of (a) the date the Partnership obtains its license to operate as an SBIC, (b) the date of the Fund’s first investment in a Portfolio Company, or (c) the first date any Management Expense begins to accrue or is paid pursuant to Section 7.5; and ending on the earlier of (x) the date five years from the start of the Initial Fee Period or (ii) the date at which total private capital of the Fund called to date plus total Leverage issued by the Fund equals or exceeds 80% of the sum of Unreduced Regulatory Capital plus Assumed SBA Leverage.

“Institutional Investor” has the meaning set forth in the SBIC Act.

“Investment” means an investment by the Fund in a Portfolio Company.

“Investment Advisor/Manager” has the meaning set forth in the SBIC Act.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the regulations and interpretations thereof promulgated by the Securities and Exchange Commission.

“Joint Commitment” means those certain Dual Commitment Forms executed by the qualified individual Institutional Investors set forth on Schedule B and as contemplated by Section 6.3(c)(iv) relating to Unfunded Commitments from the indicated nonqualified entity Institutional Investors.

“Leverage” has the meaning set forth in the SBIC Act.

“Limited Partner Majority” means those Limited Partners whose aggregate Commitments exceed fifty percent (50%) of the total Commitments of all Limited Partners.

“Limited Partner Super-Majority” means those Limited Partners whose aggregate Commitments equal at least sixty-six and two-thirds percent (66-2/3%) of the aggregate Commitments of all Limited Partners.

“Limited Partners” means those individuals, firms, trusts, corporations, and other entities listed in Schedule A as limited partners (or in any substitute Schedule A as described herein), together with any additional or substituted limited partners admitted to the Fund after the date hereof.

“Liquidator” has the meaning set forth in Section 11.3.

“Management Company” has the meaning set forth in Section 7.5.

“Management Expenses” has the meaning set forth in Section 7.6.

“Management Fee Base” means (i) during the Initial Fee Period, the sum of Unreduced Regulatory Capital and Assumed SBA Leverage; and (ii) thereafter, the cost of loans and investments for all Portfolio Companies of the Fund, as of the time of determination, that the Fund has not written off and which remains an ongoing concern.

“Management Fee Rate” means:

(i) If the Management Fee Base is less than or equal to $60 million, 2.5%;

(ii) If the Management Fee Base is greater than $60 million and less than $120 million, 2.5% minus the product of (i) 0.5% multiplied by (ii) the amount by which the Management Fee Base exceeds $60 million; and

(iii) If the Management Fee Base is greater than or equal to $120 million, 2%.

“Marketability”; “Marketable”; “Marketable Securities” refers to or means all Securities that are “freely tradable.” For purposes of this Agreement, a Security shall be deemed to be “freely tradable” if (a) in the hands of the Limited Partners, such Security can be immediately sold to the general public without the necessity of any federal, state or local government consent, approval or filing (other than any notice filings of the type required pursuant to Rule 144(h) under the Securities Act of 1933), and (b) such Securities are Publicly Traded and Marketable.

“Nasdaq National Market System” means the National Association of Securities Dealers, Inc. Automated Quotation System.

“Net Fund Proceeds” means, with respect to any period, the sum of all proceeds received by the Fund (whether cash or other property) in respect of its Cash Equivalents and Investments (including dividends, interest, fees and other ordinary income received on, and proceeds received upon the Sale of, Investments), less all Fund Expenses with respect to such period, and (a) in the case of the Sale of an Investment, net of all reserves (until such reserves are deemed no longer necessary and are released), expenses, fees, and taxes incurred by or for the account of the Fund in connection with such Sale, and (b) in any case, net of reserves established pursuant to Sections 9.5 and 11.3.

“Net Profit or Net Loss” means, with respect to any fiscal year, the sum of the Fund’s: (a) net gain or loss from the Sale, exchange, or other disposition of the Fund’s capital assets during such fiscal year, including for this purpose any gain or loss deemed to have been realized by the Fund, pursuant to Section 8.3, on a distribution in kind of its assets during such fiscal year to the extent not previously allocated to the Partners; (b) the aggregate amount of the Fund’s gross income (including interest, dividends and fees) for such fiscal period attributable to its Investments; (c) Short-Term Investment Income; and (d) any other items of income, gain, loss, deduction and expense for such fiscal year, including any income that is exempt from federal income tax, any Write-Down Amounts and Write-Down

Recovery Amounts, all Fund losses and all expenses properly chargeable to the Fund, whether deductible or nondeductible and whether described in Section 705(a)(2)(B) of the Code, treated as so described pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), or otherwise, but (d) specifically excluding all items of Fund income, gain, loss, deduction or expense for such fiscal year allocated pursuant to Section 8.9 (relating to Regulatory Allocations).

“Newly Admitted Partner” has the meaning set forth in Section 4.1.

“North Carolina Act” means the North Carolina Revised Uniform Limited Partnership Act, North Carolina General Statutes, Chapter 59, Article 5, as amended from time to time, or any successor statutes thereto.

“Ordinary Expenses” means all costs and expenses relating to the Fund’s activities, Investments and business (to the extent not borne or reimbursed by a Portfolio Company), including without limitation, (i) all costs and expenses attributable to acquiring, holding and disposing of the Fund’s Investments (including without limitation interest on money borrowed (to the extent permitted hereunder) by the Fund, the General Partner or the Management Company on behalf of the Fund, registration expenses and brokerage, custodial and other fees), (ii) legal, accounting, auditing, consulting and other fees and expenses (including without limitation expenses associated with the preparation of Fund financial statements, tax returns and forms K-1), (iii) expenses of the Advisory Board incurred in accordance with Article VII, (iv) costs, expenses and liabilities of the Fund (including without limitation litigation and indemnification costs and expenses, judgments and settlements), (v) all out-of-pocket fees and expenses incurred by the Fund, the General Partner, the Management Company or the General Partner’s or the Management Company’s respective members, managers, partners, officers and employees relating to Investment and disposition opportunities for the Fund not consummated (including without limitation legal, accounting, auditing, consulting and other fees and expenses, financing commitment fees, real estate title and appraisal costs, and printing), (vi) the Management Expenses, and (vii) any taxes, fees and other governmental charges levied against the Fund, but not including Organizational Expenses.

“Organizational Expenses” means any fees, costs or expenses incurred by the Fund or the General Partner, but only to the extent that such items are attributable to the organization of the Fund or the General Partner and the offer and sale of interests to the Limited Partners.

“Outstanding Leverage” means the total amount of outstanding Debentures and other Securities issued by the Fund that qualify as Leverage and have not been repaid for purposes of and as provided in the SBIC Act.

“Partners” means the General Partner and the Limited Partners.

“Person” means any individual, general or limited partnership, limited liability company, corporation, joint venture, business trust, cooperative, association or other legal entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context makes appropriate.

“Plan Assets” means assets of the Fund deemed under the Plan Assets Regulations to constitute assets of a benefit plan investor (as defined in said regulations) by virtue of the investment of such benefit plan investor in the Fund.

“Plan Assets Regulations” means the regulations concerning what constitutes assets of an employee benefit plan or of a plan for certain purposes under ERISA and the Code as adopted under ERISA by the United States Department of Labor and codified at 29 C.F.R.2510.3-101.

“Portfolio Company” means any Person in which the Fund has made an Investment, other than an investment in Cash Equivalents, in furtherance of the purposes hereof.

“Preferred Return” means an six percent (6%) per annum return, calculated on a simple basis, on the Capital Contributions that have been made to the Fund, less any distributions to the Partners that represent a return of such Capital Contributions, at the time of determination. As of any distribution date, the calculation of Preferred Return for any certain Capital Contribution will be made from the date such Capital Contribution was made to the Fund through the earlier to occur of (a) a distribution representing a return of such Capital Contribution, or (b) the date of calculation of Preferred Return. All calculations will be based on a 365-day year.

“Prime Rate” means the “Prime Rate” as published each business day by The Wall Street Journal, representing the base rate on corporate loans posted by at least seventy-five percent (75%) of the nation’s 30 largest banks, or such similar rate published by such publication or its successor, as such rate may change from time to time. If The Wall Street Journal is not published on a date for which the Prime Rate must be determined, the Prime Rate shall be the prime rate published in The Wall Street Journal on the nearest-preceding date on which The Wall Street Journal was published. If The Wall Street Journal discontinues publishing a prime rate, the Prime Rate shall be the prime rate announced publicly from time to time by Bank of America Corporation (or successor bank) as the prime rate of such bank.

“Principals” refers, at any time, to each Person who is then a member of the General Partner. As of the date of this Agreement, the Principals are Joseph B. Alala, III, Markham Hunt Broyhill and Elyn Sykes Dortch

“Private Foundation Partner” means any Limited Partner that is a “private foundation” as described in Section 509 of the Code.

“Publicly Traded and Marketable” means securities that are salable without restriction or that are salable within 12 months pursuant to Rule 144 of the Securities Act of 1933, as amended, by the holder thereof (or in the case of a distribution in kind, by the distributee thereof), and are of a class that is traded on a regulated stock exchange, or is listed in the Automated Quotation System of the National Association of Securities Dealers (NASDAQ), or has, at a minimum, at least two market makers as defined in the relevant sections of the Securities Exchange Act of 1934, as amended, and in all cases the quantity of which can be sold over a reasonable period of time without having an adverse impact upon the price of the stock.

“Regulatory Allocations” has the meaning set forth in Section 8.9.

“Regulatory Capital” has the meaning set forth in the SBIC Act.

“Remaining Securities” has the meaning set forth in Section 9.2.

“Restoration Amount” means at any time (i) with respect to the General Partner, the amount of the deficit balance, if any, in such Partner’s Capital Account at such time, and (ii) with respect to any other Partner, the sum of (a) such Partner’s share (as determined under Section 752 of the Code), if any, at such time of the recourse indebtedness of the Fund, but only to the extent that such Partner would be required to make a payment in satisfaction of such indebtedness if all Fund property were sold for the amount of the book basis of such property at such time (determined under Section 704(b) of the Code and the regulations thereunder), and (b) any part of such Partner’s Unfunded Commitment that has not been terminated before such time (to the extent not taken into account in determining such Partner’s share of the recourse indebtedness of the Fund).

“Retained Net Fund Proceeds” has the meaning given to it in Section 9.3.

“SBA” means the United States Small Business Administration.

“SBIC” means a “small business investment company” licensed to operate as such by the SBA.

“SBIC Act” means the Small Business Investment Act of 1958, as amended, and the rules, regulations and policies promulgated and announced thereunder by the SBA, as in effect from time to time.

“Sale” means any sale, transfer, assignment, pledge, redemption, repurchase, repayment, exchange, satisfaction, or other disposition of, and any similar or equivalent event or condition with respect to, Investments and any other assets (except realizations of purchase discounts on commercial paper, certificates of deposit or other money market instruments) of the Fund that would generate a gain or loss for federal income tax purposes under the Code, provided, however, that for this purpose a distribution in kind of any Security shall be treated as a Sale of such Security.

“Securities” means securities of every kind and nature and rights and options with respect thereto, including stock, notes, bonds, debentures, evidences of indebtedness and other business interests of every type, including partnerships, joint ventures, proprietorships and other business entities.

“Short-Term Investment Income” means all income earned on Cash Equivalents during a fiscal year, including any gains and net of any losses realized upon the disposition of Cash Equivalents.

“Sold Investment” means any Investment that the Fund has disposed of by Sale.

“Subscription Agreement” means, with respect to any Partner, this Agreement in form satisfactory to the General Partner evidencing such Partner’s obligation to provide its Commitment.

“Subsequent Closing” means any closing of admission of Newly Admitted Partners, as permitted by Section 4.1.

“Substitute Limited Partner” means a transferee of a Limited Partner’s rights and obligations under this Agreement who has been admitted to the Fund in accordance with Section 10.1(d) and granted those rights enumerated in clauses (i) through (iv) of Section 10.1(d).

“Tax Distribution” means a portion of any distributions made to the General Partner with respect to a fiscal year equal to the General Partner’s anticipated taxes with respect to the taxable income allocated to the General Partner for such fiscal year pursuant to Sections 8.7(d) and 8.7(e)(ii) (relating to its Carried Interest). All calculations of anticipated taxes for purposes of this definition shall assume the highest applicable marginal federal, state and local tax rates for all of the General Partner’s members and former members.

“Tax Matters Partner” has the meaning set forth in Section 12.7.

“Total Commitments” means the sum of Commitments of the General Partner and all Limited Partners.

“Transfer” means any transfer, Sale, assignment, gift, pledge, hypothecation or other disposition or encumbrance of an interest in the Fund, or, when used as a verb, the taking of such action.

“Unfunded Commitment” means, at any given time with respect to any Partner, such Partner’s Commitment less the sum of such Partner’s Capital Contributions made as of such time.

“Unreduced Regulatory Capital” means the sum of:

(i) Regulatory Capital of the Fund at the time an installment of Management Expenses is paid or begins to accrue (whichever is earlier) pursuant to Section 7.5;

(ii) any distributions previously made by the Fund as of the time of determination which reduced Regulatory Capital under 13 C.F.R. §107.1570(b); and

any Distributions previously made by the Partnership as of the time of determination under 13 C.F.R. §107.585 which reduced Regulatory Capital by no more than two percent or which SBA approves for inclusion in the calculation of Management Expenses.

“Write-Down Amount” means the amount, as determined by the General Partner in accordance with its valuation guidelines adopted pursuant to Section 12.6 by which an Investment in a Portfolio Company has declined in value as compared to the Cost Basis of such Investment, as reduced by any previous Write-Down Amount in respect of such Investment and increased by any Write-Down Recovery Amount in respect of such Investment.

“Write-Down Recovery Amount” means the amount, as determined by the General Partner in accordance with its valuation guidelines adopted pursuant to Section 12.6 by which an Investment in a Portfolio Company has increased in value, or the amount realized upon the Sale of an Investment, in each case as compared to the Cost Basis of such Investment, as reduced by any Write-Down Amount in respect of such Investment, but only to the extent any such Write-Down Amount has not been offset previously by a Write-Down Recovery Amount.

“VCOC” means “venture capital operating company” within the meaning set forth in the exemption provided in paragraph (d) of the Plan Assets Regulations.

ARTICLE II

FORMATION, NAME, AND PLACE OF BUSINESS

2.1 Formation of Limited Partnership. The Partners agree to carry on the Fund subject to the terms of this Agreement and in accordance with the provisions of the North Carolina Act.

2.2 Name. The business of the Fund shall be conducted under the name of CapitalSouth Partners Fund II Limited Partnership, the partners of which are the General Partner and the Limited Partners listed on Schedule A (or any substitute thereto as described herein). Subject to the approval of the SBA, the General Partner may change the name of the Fund to such other name as the General Partner may determine at any time, upon written notice to all Partners indicating such new name; provided, however, that the General Partner may not select as the name of the Fund any name that includes the name of a Limited Partner without the prior written consent of such Partner. The Fund shall have the exclusive ownership of and right to use the Fund name as long as the Fund continues. Upon termination of the Fund, the Fund shall assign the name and goodwill attached to the Fund’s name to the General Partner.

2.3 Address. The initial address of the Fund’s registered office in North Carolina is CapitalSouth Partners Fund II Limited Partnership, at 1011 E. Morehead Street, Suite 150, Charlotte, North Carolina 28204, and its initial registered agent at such address for service of process is Joseph B. Alala, III. The initial principal office of the Fund shall be located at 1011 E. Morehead Street, Suite 150, Charlotte, North Carolina 28204. Subject to the approval of the SBA, the General Partner may change the location of the principal office of the Fund to such other location within the United States as the General Partner may determine at any time, upon written notice to all the Partners indicating the new location of such principal office. The General Partner may cause the Fund to open such additional offices in such other locations as the General Partner in its sole discretion may determine.

2.4 Purposes and Powers. The Fund is being organized solely for the purpose of operating as a small business investment company under the SBIC Act and conducting the activities described under Title III of the SBIC Act, and shall have the powers, responsibilities, and be subject to the limitations, provided in the SBIC Act. Otherwise, to the extent not in conflict with the foregoing sentence and subject to all of the other terms and provisions hereof, the Fund shall have the following powers:

(a) to purchase, invest in and sell Securities of every kind, including without limitation capital stock, bonds, notes, debentures, trust receipts and other obligations, as well as rights and options to purchase Securities;

(b) to make and perform all contracts and engage in all activities and actions necessary or advisable to carry out the purposes of the Fund, including without limitation the purchase, sale, transfer and exercise of all rights, privileges and incidents of ownership or possession with respect to any Fund asset or liability; and

(c) otherwise to have all the powers available to it as a limited partnership under the laws of the State of North Carolina.

2.5 The SBIC Act.

(a) Compliance with SBIC Act. The operation of the Fund and the actions taken by the Fund and its Partners shall be conducted and taken in compliance with the SBIC Act.

(b) Conflict with the SBIC Act. The provisions of this Agreement shall be interpreted to the fullest extent possible in a manner consistent with the SBIC Act. In the event of any conflict between any provision of this Agreement and the provisions of the SBIC Act (including without limitation any conflict with respect to the rights of the SBA hereunder), the provisions of the SBIC Act shall control.

(c) Effective Date of SBIC Act Provisions.

(i) Any provisions of this Agreement relating to Debentures issued by the Fund that incorporates or refers to a provision of the SBIC Act (including without limitation 13 C.F.R. §§ 107.1830 - 107.1850) shall, with respect to the rights of the SBA (or any other holder of any such Debenture) under any such section as to each Debenture, be deemed to refer to such SBIC Act provision as in effect on the date on which such Debenture was purchased from the Fund.

(ii) Section 2.5(c)(i) applies to the rights of the SBA in its capacity as a holder or guarantor of Debentures, and it shall not be construed to apply to the provisions of the SBIC Act that relate to the regulatory authority of SBA under the SBIC Act over the Fund as a licensed small business investment company or the rights of the SBA under any other agreement between the Fund and the SBA.

(iii) References in this Agreement to the provisions of the SBIC Act relating to the SBA’s regulatory authority refer to the provisions as in effect from time to time.

(d) Incorporation of SBA Annexes GDP and OP. The provisions of SBA Annexes GDP, Version 3.0 and OP, Version 1.1 attached to this Agreement as Exhibits 1 and 2 are incorporated into this Agreement with the same force and effect as if set forth herein. Any conflict between such Annexes and the provisions contained in this Agreement will be governed by such Annexes, to the extent required by the SBA.

2.6 Articles of Limited Partnership. The General Partner shall file for record with the appropriate public authorities and, if required, publish the Articles of Limited Partnership of the Fund and any amendments thereto and take all such other action as may be required to preserve the limited liability of the Limited Partners in any jurisdiction in which the Fund shall conduct its activities.

2.7 Initial Closing. The initial closing (the “Initial Closing”) of the Fund will be held at the discretion of the General Partner after the execution and delivery of this Agreement and Subscription Agreements representing aggregate Commitments for at least $5,000,000 by the General Partner and the initial Limited Partners, and the payment of their respective Initial Capital Contributions. The date of the Initial Closing shall be referred to as the “Initial Closing Date.”

2.8 Admission of Limited Partners. Without the prior approval of the SBA, no Person may be admitted as a general partner of the Fund or a Limited Partner if such Limited Partner would then have made ten percent (10%) or more of the Fund’s Total Commitments.

2.9 Limitation on Fund for Failure to Obtain SBIC License. Should the Fund fail to obtain its SBA license, the Fund shall deliver notice to each Investor of such failure and give each Investor the option to reduce its Commitment to the amount of its previously made Capital Contributions. To so reduce its Commitment, each Investor must have delivered notice of such to the General Partner within thirty (30) days after receipt of the Fund’s notice described above. After such 30-day period has expired, the General Partner, with the approval of a Limited Partner Majority (reflecting any such withdrawals), which approval shall not be unreasonably withheld, shall amend this Agreement to reflect the absence of an SBIC license. The agreement shall, among other things, no longer contain the provisions relating to the SBIC Act and the SBA and shall contain customary provisions replacing such deleted provisions and dealing with issues governed by the SBIC Act and absent from this Agreement, such as provisions governing conflicts of interest and valuation of assets. Alternatively, upon such failure to obtain its SBIC license, the General Partner may, in its discretion, elect to dissolve, wind-up and liquidate the Fund.

ARTICLE III

CAPITAL OF THE FUND

3.1 Commitment of General Partner. The General Partner’s Commitment to contribute capital to the Fund shall at all times be one percent (1%) of the Total Commitments and shall be payable on a proportionate basis as and when capital is contributed by the Limited Partners pursuant to this Article.

3.2 Names, Addresses and Commitments of Limited Partners. The names and addresses of the Limited Partners that participated in the Initial Closing, and their respective Commitments, are set forth in Schedule A. Except as is specifically provided herein, Schedule A shall be amended from time to time by the General Partner, without the consent of any other Partners, to reflect any change in the identity or Commitments of the Limited Partners made in accordance with the terms of this Agreement or any change in the name or address of a Limited Partner of which the General Partner shall be notified pursuant to Section 13.5 hereof.

3.3 Capital Contributions.

(a) Each Partner hereby agrees (and, in the case of a Joint Commitment, each qualified individual Institutional Investor who has executed and delivered such Joint Commitment, to the extent that the Partner named therein defaults on such agreement), subject to the terms of this Article III, to contribute to the Fund in cash an amount equal to fifty percent (50%) of its Commitment (each such contribution, a Partner’s “Initial Capital Contribution”).

(b) Each Partner shall make (and, in the case of a Joint Commitment, each qualified individual Institutional Investor who has executed and delivered such Joint Commitment, to the extent that the Partner named therein fails to so make) its Initial Capital Contribution concurrently with the Initial Closing.

(c) In addition, each Partner shall make (and in the case of a Joint Commitment, each qualified individual Institutional Investor who has executed and delivered such Joint Commitment, to the extent that the Partner name therein fails to so make) additional contributions to the capital of the Fund (“Additional Capital Contributions”) in cash from time to time, subject to not less than ten (10) calendar days prior written notice, upon notice from the General Partner (a “Capital Call Notice”), but not in excess of such Partner’s Unfunded Commitment at the time. Such Additional Capital Contributions shall be made pro rata among all Partners based upon their respective Commitments. Each Capital Contribution to the Fund shall be made by means of a check or by wire transfer of immediately available funds to an account designated by the General Partner.

(d) If twenty-five percent (25%) or more of the Commitments from Limited Partners (and qualified individual Institutional Investors who have executed and delivered a Joint Commitment) are from Limited Partners (or qualified individual Institutional Investors who have executed and delivered a Joint Commitment) that are “benefit plan investors” (as defined in the Plan Assets Regulations), then (notwithstanding Section 3.3(c) above), no Capital Contribution shall be made to the Fund until the Fund has made an Investment that qualifies the Fund as a VCOC. Prior to such time, (i) the Management Expenses, Ordinary Expenses and Organizational Expenses shall be paid directly to the Management Company or the General Partner, as appropriate (provided that such amounts shall be treated as having been paid into the Fund as a Capital Contribution by each Partner, followed by payment of the same character of expense by the Fund to the Management Company or General Partner), and (ii) any Capital Contributions required by any Capital Call Notice to permit the Fund to make an Investment in a Portfolio Company shall be contributed to a trust account or an escrow fund established by the General Partner, and upon the release of such Capital Contributions to consummate an Investment, all Short-Term Investment Income earned thereon shall be returned to the Partners pro rata according to their respective Commitments or paid to the Fund on behalf of the Partners as Capital Contributions. The funds in any such trust account or escrow fund shall be invested in Cash Equivalents.

3.4 SBA Conditions to the Commitments of the Partners.

(a) Notwithstanding any provision in this Agreement to the contrary, other than as set forth Section 3.4(c), the Partners shall be obligated to contribute their Unfunded Commitments to the Fund upon the earlier of (i) the completion of the liquidation of the Fund or (ii) one year from the commencement of such liquidation if and to the extent that the other Assets of the Fund have not been sufficient to permit at such time the redemption of all Outstanding Leverage, the payment of all amounts due with respect to the Outstanding Leverage as provided in the SBIC Act and the payment of all other amounts owed by the Fund to the SBA.

(b) Notwithstanding any provision in this Agreement to the contrary, other than as set forth in Section 3.4(c), in the event that (i) the Fund is subject to “restricted operations” (as used in the SBIC Act), and (ii) prior to the liquidation of the Fund, the SBA requires the Partners to contribute any amount of their respective Commitments not previously contributed to the Fund, the obligation to make such contributions shall not be subject to any conditions set forth in this Agreement.

(c) The provisions of this Section shall not apply to the Commitment of any Limited Partner whose obligation to make Capital Contributions has been terminated or who has withdrawn from the Fund pursuant to (i) any provision of this Agreement or (ii) any agreement, release, settlement or action under any provision of this Agreement that has been taken with the consent of the SBA as provided in Section 3.5. No Partner shall have any right to delay, reduce or offset any Capital Contribution obligation to the Fund called under this Section by reason of any counterclaim or right to offset by such Partner or the Fund against the SBA.

3.5 Failure to Make Additional Capital Contributions.

(a) The Fund shall be entitled to enforce the obligations of each Partner to make the Capital Contributions specified in this Article, and the Fund shall have all rights and remedies available at law or in equity in the event any such contribution is not so made. The remedies provided in this Section are in addition to, and not in limitation of, all rights and remedies available to the Fund at law or in equity. In the event that any legal proceedings relating to the failure of a Partner to make such a Capital Contribution are commenced, such Partner shall pay all costs and expenses incurred by the Fund, including attorneys’ fees, in connection with such proceedings.

(b) If any Partner (the “Defaulting Partner”) fails to make a Capital Contribution required by Section 3.3 when due, notice of default shall be given to such Partner by the General Partner. The Fund shall give the SBA prompt written notice of any default by a Limited Partner in making any capital contribution to the Fund required under this Agreement that has not been promptly cured after such notice of default has been given. Any notice given by the Fund to the SBA pursuant to this Section 3.5(b) shall (i) be given by separate copies directed to each of the Investment Division and the Office of the General Counsel of the SBA, (ii) explicitly state, in its caption or first sentence, that the notice is being given with respect to a specified default by a Limited Partner in making a capital contribution to the Fund and a proposed legal proceeding, arbitration, agreement, release, settlement or other action with respect to that default and (iii) state the nature of the default, the identity of the defaulting Limited Partner, and the nature and terms of the proposed legal proceeding, arbitration, agreement, release, settlement or other action with respect to that default.

(c) Without the consent of the SBA (including its deemed consent under subsection (d) below), the Fund shall not (i) enter into any agreement (whether oral or written), release or settlement with any Partner or take any action under any provision of the Agreement that defers, reduces, or terminates the obligations of any Partner to make contributions to the capital of the Fund, or (ii) commence any legal proceeding or arbitration that seeks any such deferral, reduction or termination of such obligation. Without the consent of the SBA (including its deemed consent under subsection (d) below), no such agreement, release, settlement or action taken under any provision of the Agreement shall be effective with respect to the Fund or any Partner.

(d) If the Fund has given the SBA thirty (30) days’ prior written notice of any proposed agreement, release or settlement or legal proceeding, arbitration or other action with respect to any default by a Limited Partner in making any Capital Contribution to the Fund required under this Agreement and for which SBA consent is required as provided in this Section 3.5, and the Fund shall not have received written notice from the SBA that it objects to such proposed action within such thirty (30) day period, the SBA shall be deemed to have consented to such proposed Fund action.

3.6 Termination of the Obligation to Contribute Capital. Notwithstanding any other provision of the Agreement (including Section 3.5), in the event that a Limited Partner shall obtain an opinion of counsel to the effect that making a Capital Contribution to the Fund would require such Limited Partner to withdraw from the Fund pursuant to Article X (and shall deliver notice of such opinion in accordance with Section 10.2(d) and there is no cure in accordance with such provisions of Section 10.2(d)), such Partner may elect to terminate its obligation in whole or in part to make a Capital Contribution required pursuant to this Agreement, or upon demand by the General Partner shall no longer be entitled to make such Capital Contribution. In such event, the Commitment of the Limited Partner delivering such opinion shall be deemed to be reduced by the amount of such unfunded Capital Contribution and this Agreement shall be deemed to be amended to reflect a corresponding reduction of aggregate Commitments to the Fund.

3.7 Remedies for Failure to Make a Capital Contribution. In respect of any Defaulting Partner (except as to situations covered by Section 3.6), the General Partner may elect, in addition to any other remedies permitted by applicable law, in its sole discretion, to take any of the following actions:

(a) charge such Defaulting Partner interest at an annual rate up to the Prime Rate plus six percent (6%) per annum (or if less, the maximum amount permitted under applicable law) on the amount due from the date such amount became due until the earlier of (i) the date on which such payment is received by the Fund, or (ii) the date of any notice given to such Defaulting Partner by the General Partner pursuant to subsections (b) or (c) below. Any distributions to which such Defaulting Partner is entitled shall be reduced by the amount of such interest, and such interest shall be deemed to be income to the Fund;

(b) with any consent of the SBA given as required under Section 3.5, declare by notice of forfeiture to such Defaulting Partner that one hundred percent (100%) of the interest of such Defaulting Partner in the Fund, including amounts in its Capital Account (and any interest in future profits, losses or distributions of the Fund) and its Contributions Accounts, is forfeited, effective as of the date of such Defaulting Partner’s failure to make such required contribution, in which event, as of the date of such notice of forfeiture: (i) the Defaulting Partner shall cease to be a Partner with respect to such forfeited interest and shall have no liability for the payment of any remaining Capital Contributions in respect of such forfeited interest, and (ii) the forfeited interest, less interest costs and other amounts owing to the Fund and collection costs and fees related to such forfeited interest, shall be held by the Fund and reallocated, in the case of the Contributions Account amount, pro rata to and among the respective Contributions Accounts of the non-Defaulting Partners in such proportion as the Contributions Account of each such non-Defaulting Partner then bears to the sum of the Contributions Accounts of all non-Defaulting Partners, and, in the case of the Capital Account amount, pro rata to and among the respective Capital Accounts of such non-Defaulting Partners in such proportion as the Capital Account of each such non-Defaulting Partner then bears to the sum of the Capital Accounts of all non-Defaulting Partners; or

(c) with any consent of the SBA given as required under Section 3.5, declare by notice to such Limited Partner that the non-Defaulting Partners shall have the right and option to acquire all or any portion of such Limited Partner’s interest in the Fund, which shall include a corresponding portion of the Capital Account of such Limited Partner (the “Defaulting Interest”), on the following terms:

(i) The General Partner shall give the Partners notice promptly after any such declaration, which notice shall advise such Limited Partner of the portion of the Defaulting Interest available to it and the purchase price of such interest. The portion available to each of the non-Defaulting Partners shall be a pro rata portion of the Defaulting Interest based on the ratio of each such non-Defaulting Partner’s Commitment to the aggregate Commitments of all such non-Defaulting Partners. The aggregate price for the Defaulting Interest shall be the assumption of the amount of the Unfunded

Commitment (both the portion then due and amounts due in the future) associated with such Defaulting Interest, or portion thereof, which aggregate price shall be divided pro rata according to the portion of the Defaulting Interest purchased by each such non-Defaulting Partner. The option granted hereunder shall be exercisable by each such non-Defaulting Partner in whole only at any time within sixty (60) days of the date of the notice from the General Partner by the delivery to the General Partner of (A) a notice of exercise of option, and (B) the portion of the purchase price that is represented by the Capital Contribution that is then due. The General Partner shall forward to the Defaulting Partner the above notices of exercise of option that the General Partner has received.

(ii) Should any Partner not exercise its option within the period specified in subsection (i) above, the General Partner promptly shall notify the non-Defaulting Partners who previously have exercised their options in full, which then shall have the right and option ratably among them to acquire the portion of the Defaulting Interest not so acquired (the “Remaining Portion”) within ten (10) days of the date of the notice specified in this subsection (ii) on the same terms as provided in subsection (i) above.

(iii) The amount of the Remaining Portion not acquired may, if the General Partner deems it in the best interest of the Fund, be sold to any other Person on terms not more favorable to such purchaser than to the non-Defaulting Partners (and the General Partner may admit any such third party purchaser as a Limited Partner, subject to the approval of SBA, if required under the SBIC Act). Any consideration received by the Fund in excess of the purchase price paid by the non-Defaulting Partners shall be retained by the Fund and allocated among the Partners’ Capital Accounts in proportion to the respective Partners’ Contributions Accounts.

(iv) Upon the purchase of any portion of the Defaulting Interest, the purchaser shall be deemed to have assumed that portion of the Unfunded Commitment associated with such portion and the Defaulting Partner shall have no further rights or obligations under this Agreement with respect to such portion.

(v) Upon the purchase by the General Partner of any portion of the Defaulting Interest, the General Partner also shall become a Limited Partner to the extent of such interest.

(vi) Upon the purchase of any portion of the Defaulting Interest, for purposes of computing such purchaser’s aggregate Capital Contributions, such purchaser shall be deemed to have made increased Capital Contributions equal to a pro rata portion of the Defaulting Partner’s Capital Contributions previously made and the Capital Contributions of such Defaulting Partner shall be reduced by a corresponding amount.

3.8 Withholding and Application of Distributions. No part of any distribution of the Fund shall be paid to a Defaulting Partner (other than a Defaulting Partner covered by Section 3.6). The General Partner, in its sole discretion, either may (i) apply all or part of any such withheld distribution in satisfaction of the amount then due to the Fund from such Defaulting Partner, or (ii) withhold such distribution until all amounts then due are paid to the Fund by such Defaulting Partner. Upon payment of all amounts due to the Fund (including interest and collection costs), by application of withheld distributions or otherwise, the General Partner shall distribute any unapplied balance of any such withheld distribution to such Defaulting Partner. No interest shall be payable on the amount of any distribution withheld by the Fund pursuant to this Section.

3.9 Continuing Liability; No Partial Contribution; Liquidated Damages; No Interest. Except as specifically provided otherwise in this Article III, each Partner agrees that the application of any of the provisions contained in this Article shall not relieve such Partner of its obligation to make any subsequent required Capital Contribution when due or relieve such Partner from the application of such provisions with respect to any such subsequent required Capital Contribution if it defaults with respect thereto. Except as permitted or contemplated by Section 3.6, a Partner may not make less than the full amount of any required Capital Contribution. Each Partner agrees that the provisions contained in this Article constitute reasonable compensation to the Fund and the non-Defaulting Partners for the additional risks and damages sustained by them when and if any Partner shall default on an obligation to pay any Capital Contribution when due. No interest shall accrue on any Capital Contribution made by a Partner. No Partner shall have the right to withdraw or to be repaid any of its Capital Contributions, except as specifically provided in this Agreement.

ARTICLE IV

ADDITIONAL LIMITED PARTNERS

4.1 Additional Subscriptions and Subsequent Closings. The General Partner can, through December 31, 2003 on one or more occasions (each a “Subsequent Closing”), admit additional Limited Partners or permit any existing Limited Partner to increase its Commitment (each a “Newly Admitted Partner”), as provided in this Agreement. The General Partner can extend such period with the consent of the Limited Partner Majority to a date not later than December 31, 2004. Each Newly Admitted Partner must contribute to the Fund the following:

(a) a percentage of its new or additional Commitment equal to the percentage of the Commitments of all Partners (including the Newly Admitted Partner) represented by the aggregate amount (net of amounts previously returned) of all previous Capital Contributions (other than those for Management Expenses) of the Partners. The amount so contributed by a Newly Admitted Partner will be reflected in the Newly Admitted Partner’s Capital Account. The Newly Admitted Partner’s Capital Contribution, to the extent existing Capital Contributions are attributable to Investments in Portfolio Companies, will be deemed attributable pro rata (based on cost) to all Investments then owned by the Fund and will be deemed to have been made at the time the Investments were acquired by the Fund; and

(b) to the extent determined by the General Partner, an amount equal to the aggregate Management Expenses that the Fund would have been required to pay to the Management Company in respect of such Newly Admitted Partner’s new or additional Commitment if such Commitment had been made at the Initial Closing. Any such amount will be paid by the Fund to the Management Company as a retroactive Management Expense. The amount so paid will be credited to the Capital Account of the Newly Admitted Partner and treated as an Expense Contribution, and the corresponding deduction available to the Fund for such Management Expenses will be allocated solely to such Partner.

4.2 Accession to Agreement. Each Person who is to be admitted as a Newly Admitted Partner pursuant to Section 4.1 or as a Substitute Limited Partner pursuant to Section 10.1 shall accede to this Agreement by executing, together with the General Partner, an accession to this Agreement providing for such admission, for which the signatures of the then existing Limited Partners shall not be required. In addition, the General Partner shall, where necessary, execute, file and record any required amendments to the Fund’s Articles of Limited Partnership. The admission of additional Limited Partners or Substitute Limited Partners to the Fund shall be effective upon the execution of the necessary accession and amendment to this Agreement or such later effective date as is set forth in such amendment.

4.3 Adjustment of Interests. Notwithstanding the foregoing provisions of this Article, the amounts required to be contributed by Newly Admitted Partners may be adjusted by the General Partner to reflect income, loss and distributions occurring prior to the admission of the Newly Admitted Partners so that the Newly Admitted Partners will be treated as similarly as possible to the Limited Partners admitted on the Initial Closing Date. Upon acceptance of Newly Admitted Partners, the Fund may make special allocations pursuant to Article VIII so that the Newly Admitted Partners will be treated as similarly as possible to the Limited Partners admitted on the Initial Closing Date.

ARTICLE V

NATURE OF LIMITED PARTNERSHIP INTERESTS

5.1 Limited Liability. The liability of each of the Limited Partners to the Fund shall be limited to its Unfunded Commitment, which obligations shall be enforceable to the fullest extent allowed by Section 59-502 of the North Carolina Act, and any return of distributed capital that may be required by law.

5.2 No Control of Fund. No Limited Partner, in his or its capacity as such, shall take any part in the control of the affairs of the Fund, undertake any activities on behalf of the Fund, or have any power to sign for or to bind the Fund. Without limiting the generality of the foregoing, except as specifically set forth in this Agreement or as specifically required under the North Carolina Act, the Limited Partners shall have no right to: (a) elect to dissolve the Fund; (b) vote on the Sale of all or substantially all of the assets of the Fund; (c) vote on any potential conflict of interest involving the Fund, the General Partner or any other CapitalSouth Fund; (d) vote to remove the General Partner; (e) elect additional General Partners or a substitute General Partner; (f) approve or disapprove any amendment to this Agreement; or (g) withdraw from the Fund.

5.3 Independent Activities of Limited Partners. Any Limited Partner and its respective partners, members, officers, managers, directors and Affiliates may engage in or possess an interest in business ventures of every kind and description, independently or with others, including Portfolio Companies and businesses that may compete with Portfolio Companies, the Fund or the General Partner whether or not such activities may conflict with any interest of the Fund or any of the other Partners.

ARTICLE VI

SMALL BUSINESS INVESTMENT COMPANY MATTERS

6.1 Provisions Required by the SBIC Act for Issuers of Debentures.

(a) The provisions of 13 C.F.R. § 107.1810(i) are hereby incorporated by reference in this Agreement as if fully set forth herein.

(b) The Fund and the Partners hereby consent to the exercise by the SBA of all of the rights of the SBA under 13 C.F.R. § 107. 1810(i), and agree to take all actions that the SBA may require in accordance with 13 C.F.R. § 107.1810(i).

(c) This Section 6.1 shall be in effect at any time that the Fund has Outstanding Leverage and shall not be in effect at any time that the Fund does not have any outstanding Debentures.

(d) Nothing in this Section 6.1 shall be construed to limit the ability or authority of the SBA to exercise its regulatory authority over the Fund as a licensed small business investment company under the SBIC Act.

(e) Nothing in this Agreement limits any liability of any Partner under any other agreement between the Partner and the SBA.

6.2 SBA as Third-party Beneficiary. The SBA shall be deemed an express third-party beneficiary of the provisions of this Agreement to the extent of the rights of the SBA thereunder and under the SBIC Act, and the SBA shall be entitled to enforce such provisions (including without limitation those provisions setting forth the obligations of each Partner to make Capital Contributions) for the benefit of the holders of Debentures and for its benefit, as if the SBA were a party thereto.

6.3 Representations of Limited Partners.

This Agreement is made with each Limited Partner in reliance upon each Limited Partner’s representation to the General Partner, the Fund and SBA, that:

(a) it has full power and authority to execute and deliver this Agreement and to act as a Limited Partner under this Agreement; this Agreement has been authorized by all necessary actions by it; this Agreement has been duly executed and delivered by it; and this Agreement us a legal, valid and binding obligation of it, enforceable against it in accordance with its terms;

(b) the execution and delivery of this Agreement and the performance of its obligations under this Agreement do not require the consent of any third party not previously obtained, and will not conflict with, or result in any violation of, or default under, any provision of any governing instrument applicable to it, or any agreement or other instrument to which it is a party or by which it or any of its properties are bound, or any provisions of law, statute, rule or regulation or any ruling, writ, order, injunction or decree of any court, administrative agency or governmental body applicable to it; and

(c) unless otherwise disclosed to the Fund in writing prior to becoming a Partner under this Agreement:

(i) it is a citizen or resident of the United States, an entity organized under the laws of the United States or a state within the United States or an entity engaged in a trade or business within the United States;

(ii) it is not subject to Title I of ERISA;

(iii) it is an Institutional Investor whose Unfunded Commitment qualifies as Private Capital;

(iv) if such Limited Partner is an entity, (i) its net worth (or in the case of any employee benefit plan, pension plan or government plan, as defined under ERISA, net assets available for benefits), calculated exclusive of any unfunded commitments to such Limited Partner by its investors, is at least $10 million, (ii) in the case of a state or national bank or holding company thereof, if its net worth is less than $10 million, its Commitment to the Fund represents ten percent (10%) or less of its net worth, or (iii) it has caused a Joint Commitment to be delivered to the Fund in respect of its Commitment and such Joint Commitment is acceptable in form and substance to the Fund and the SBA;

(v) if such Limited Partner is an individual, his or her net worth, exclusive of the value of any equity in such individual’s most valuable residence, (i) is at least $10 million or (ii) if less than $10 million, is no less than $2 million and at least ten times his or her Commitment to the Fund; and

(vi) if the Limited Partner is a bank (as the term is used in the SBIC Act, at 15 U.S.C. §682(b)), the total amount of such Limited Partner’s investments in federally licensed “small business investment companies,” including such Limited Partner’s interest in the Fund, does not exceed five percent (5%) of such Limited Partner’s capital and surplus.

6.4 Notices and Information with respect to Representations by Limited Partners.

(a) Each Limited Partner who has disclosed to the Fund in writing that is it not a person described in Section 6.3(a)(iv) agrees to provide the Fund with any information or documentation necessary to permit the Fund to fulfill any tax withholding or other obligation relating to such Limited Partner, including without limitation any documentation necessary to establish the Limited Partner’s eligibility for benefits under any applicable tax treaty.

(b) In the event that the representation made by a Limited Partner in Section 6.3 shall cease to be true, then such Limited Partner shall promptly provide the Fund with a correct separate written representation as provided in each such Section.

(c) The Fund shall give the SBA prompt written notice of any notice received from any Limited Partner pursuant to Section 6.4(b) with respect to the representations of such Limited Partner.

6.5 Representations of General Partner. This Agreement is made with the General Partner in reliance upon the General Partner’s representation made to the Fund and the SBA that:

(a) it is duly organized, validly existing and in good standing under the laws of the State of North Carolina, which is the jurisdiction of its organization, and is qualified to do business under the laws of each state where such qualification is required to carry on the business of the Fund;

(b) it has the corporate power and authority to execute and deliver this Agreement and to act as the general partner of the Fund under this Agreement;

(c) this Agreement has been authorized by all necessary corporate actions by it, has been duly executed and delivered by it, and is a legal, valid and binding obligation of it, enforceable according to its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(d) the execution and delivery of this Agreement and the performance of its obligations under this Agreement will not conflict with or result in any violation of, or default under, any provision of any governing instrument applicable to it, or any agreement or other instrument to which it is a party or by which it or any of its properties are bound, or any provision of law, statute, rule or regulation, or any ruling, writ, order, injunction or decree of any court, administrative agency or governing body applicable to it.

ARTICLE VII

MANAGEMENT BY GENERAL PARTNER;

ADVISORY BOARD

7.1 Management and Control of the Fund.

(a) The management and operation of the Fund, including making investment-related decisions, shall be vested exclusively in the General Partner. Pursuant to the powers vested in the General Partner under this Section 7.1(a) of this Agreement and Section 59-403(c) of the North Carolina Act, notwithstanding any provision in this Agreement to the contrary, the General Partner hereby delegates the authority to manage the business and affairs of the Fund to the Board of Directors of the Fund (the “Board of Directors”). The Board of Directors will be selected annually by the affirmative vote of Partners, voting as a single class, whose capital contributions represent at least 51% of the capital contributions of all Partners at the time of determination. All members of the Board of Directors of the Fund will also be directors of Capitala Investment Corp. (“Capitala”); provided, however, that no person may serve as a director of the Fund, other than the initial directors, without the prior written approval of the SBA. The initial directors of the Fund are Joseph B. Alala, III, M. Hunt Broyhill, R. Charles Moyer, Larry W. Carroll and H. Paul Chapman, who comprise all of the directors of Capitala. At all times that the Fund is a registrant under the Investment Company Act and has in effect an election to be treated as a business development company under the Investment Company Act, a majority of the Board of Directors (or such higher percentage as may be required by the Investment Company Act) will be persons who are not “interested persons” of the Fund or its “affiliates” within the definition of that term provided by Section 2(a)(19) of the Investment Company Act (or any successor provision). Notwithstanding anything contained herein to the contrary, the following duties will remain vested in the General Partner: (1) the authority to bind the Fund as provided in Section 7.1(b) of this Agreement and (2) the authority to perform any action that the North Carolina Act requires be performed by a general partner of a limited partnership (and which may not be performed by a delegate of a general partner). Further, should the General Partner seek to amend this Agreement or take any additional substantive, non-ministerial action in the name of the Fund, the General Partner shall obtain (i) the prior written approval of the SBA, and (ii) the prior approval of a majority of the Board of Directors. In addition, if the Board of Directors shall elect to amend this Agreement and any such amendment shall be approved by the SBA (to the extent so required) in writing, the General Partner shall execute such amendment. Notwithstanding Sections 13.2(a), 13.2(b), 13.3(a) and 13.3(b) of this Agreement the liability of any member of the Board of Directors will not be limited to the extent prohibited by the Investment Company Act. For the avoidance of doubt and except as otherwise set forth in this Agreement, including but not limited to Section 7.1(a)(ii) below, all powers granted to the General Partner under this Agreement shall be deemed delegated to the Board of Directors.

(i) So long as the Board of Directors remains the Board of Directors of the Fund and so long as the Fund is licensed as an SBIC, the Board of Directors will comply with the requirements of the SBIC Act, including, without limitation, 13 C.F.R. §107.160(a) and (b), as in effect from time to time.

(ii) At such time as the Fund is no longer a registrant under the Investment Company Act, the provisions of this Agreement relating to the Board of Directors shall be deemed removed from this Agreement without further action of the Partners.

(b) Third parties dealing with the Fund can rely conclusively upon the General Partner’s certification that it is acting on behalf of the Fund and that its acts are authorized, and the General Partner’s signature is sufficient to bind the Fund for all purposes.

(c) The General Partner may delegate certain of its responsibilities to an Investment Advisor/Manager as permitted by this Article.

(d) The General Partner shall not allow any Person to serve as a general partner, director, officer or manager of the General Partner unless such Person has been approved by the SBA in such capacity.

7.2 Specific Authority. Without limiting the generality of the foregoing and subject to express restrictions contained elsewhere in this Agreement, the General Partner has the authority, at any time and without further notice to or consent from any Limited Partner, to do any of the following:

(a) open, maintain, and close bank accounts and draw checks or other orders for the payment of money;

(b) open, maintain, and close accounts with brokers and issue instructions and authorizations regarding Securities to brokers, managers, and others;

(c) pay expenses of the Fund;

(d) make, manage, and transfer Investments and investments in Cash Equivalents, and exercise any voting, exchange, conversion, or other rights related thereto;

(e) borrow money and guarantee borrowings to facilitate the making of Investments and the payment of Fund Expenses, guarantee the indebtedness of Portfolio Companies for the purpose of protecting or enhancing the value of Investments, or otherwise incur indebtedness;

(f) provide or arrange for managerial and other assistance to Portfolio Companies;

(g) employ and dismiss from employment investment bankers, attorneys, accountants, placement agents, consultants, custodians, or other service providers;

(h) enter into, execute, perform, file, record, publish, amend, supplement, acknowledge and deliver any and all contracts, agreements, or other instruments, including without limitation the Subscription Agreements, that the General Partner decides are desirable to further the Fund’s purposes; and

(i) admit Limited Partners and assignees of all or any part of a Limited Partner’s interest as Substitute Limited Partners or Newly Admitted Partners.

7.3 General Partner’s Duties.

(a) The General Partner shall, so long as it remains the General Partner of the Fund, comply with the requirements of the SBIC Act, including without limitation 13 C.F.R. § 107.160(a) and (b), as in effect from time to time.

(b) The General Partner shall devote all of its activities to the conduct of the business of the Fund and shall not engage actively in any other business, unless its engagement is related to and is in furtherance of the affairs of the Fund; provided, however, that the General Partner may (i) act as the general partner or Investment Adviser/Manger for other SBICs and (ii) receive, hold, manage and sell Assets received by it from the Fund (or other SBIC for which it acts as general partner or Investment Adviser/Manager) or through the exercise or exchange of Assets received by it from the Fund (or other SBIC for which it acts as general partner or Investment Adviser/Manager).

(c) The General Partner shall invest the Fund’s assets and exercise all of the Fund’s powers and duties in accordance with the terms of this Agreement. The General Partner shall use commercially reasonable efforts to cause the Fund to make Investments. The General Partner shall determine the amount, terms and provisions of the Investments to be made by the Fund, the terms and provisions of any management rights with respect to the Portfolio Companies, and the amount, terms and provisions of any financing arrangements for Portfolio Companies.

(d) The Fund shall pay it expenses against appropriate supporting documentation, when due and payable and as billed.

(e) The General Partner shall use its reasonable best efforts, and shall take all actions it considers desirable, to continue the Fund’s valid existence as a limited partnership under the North Carolina Act and the law of each other jurisdiction in which such existence is necessary to protect the limited liability of the Limited Partners or to enable the Fund to conduct its business, and to maintain the Fund’s status as a partnership for United States federal income tax purposes.

(f) The General Partner shall prepare and file on a timely basis any federal, state, or local tax returns the Fund is required to file and cause the Fund to pay all taxes payable by the Fund, except that the General Partner will not be required to cause the Fund to pay any tax so long as the General Partner or the Fund is in good faith and by appropriate proceedings contesting the validity, applicability, or amount of the tax and the contest does not materially endanger any Fund right or interest.

(g) If any Limited Partner is an ERISA Partner, the General Partner shall use its best efforts to conduct the affairs of the Fund such that the assets of the Fund will not be deemed to constitute Plan Assets of an ERISA Partner. If, despite its best efforts, the General Partner becomes aware that it is reasonably likely that the assets of the Fund will be deemed to constitute Plan Assets of an ERISA Partner, the General Partner will so notify such ERISA Partner in writing.

7.4 No Restrictions on Other Activities of General Partner and its Affiliates; No Conflicts with other CapitalSouth Funds.

(a) Except as limited by or prohibited by the SBIC Act, any (i) Limited Partner, (ii) Investment Adviser/Manager, or (iii) Affiliate, general partner, member, manager or shareholder of any Partner or Investment Adviser/Manager may engage in, and receive compensation for and profit from, any activity whatsoever. Such activities may include without limitation (A) providing investment banking services, (B) managing investments, (C) participating in investments, brokerage or consulting arrangements, or (D) acting as an adviser to or participant in any corporation, partnership, limited liability company, trust or other business person.

(b) Except as limited by or prohibited by the SBIC Act, it is acknowledged by the parties to this Agreement that (i) the Fund is authorized to and may make separate or simultaneous Investments in entities in which the Fund or any other CapitalSouth Fund has invested or is investing, (ii) any Limited Partner, the General Partner, any General Partner Affiliate or any member of the Advisory Board may co-invest in Portfolio Companies on substantially the same terms as the Fund, invest in Portfolio Companies in which the Fund already has an Investment on terms no more favorable to such General Partner Affiliate than the terms on which the Fund made its prior Investment or could make a follow-on Investment in such Portfolio Company, or participate in other investment opportunities if such investment opportunities do not meet the investment criteria of the Fund, (C) the General Partner, any General Partner Affiliate, or any member of the Advisory Board may advise or provide other services to a Portfolio Company on commercially reasonable terms and receive compensation for such services.

7.5 Management Company. Subject to the SBIC Act, the General Partner may delegate any part of its authority to an Investment Adviser/Manager (the “Management Company”), in which case it must enter into a written agreement with such Management Company specifying the authority so delegated and expressly requiring such delegated authority will be exercised by the Management Company in conformity with the terms and conditions of such agreement, this Agreement and the SBIC Act. Any such agreement with the Management Company, and all material changes thereto, shall be subject to SBA approval. Any such agreement with the Management Company (a “Management Contract”) shall be binding upon the General Partner and any successor general partner, and shall provide, among other things, that: (a) the Fund shall pay the Management Expenses (as described below) to the Management Company; and (b) the General Partner shall have the right to terminate the Management Contract for any reason. Accordingly, references in this Agreement to the role of the General Partner shall be read to refer also to the Management Company insofar as the General Partner has delegated or assigned such portion of its role to the Management Company. Notwithstanding the foregoing, only the General Partner shall have the authority to act on behalf of the Fund, including making or disposing of any Investments.

7.6 Management Expenses.

(a) In consideration for its acceptance of the responsibilities to be delegated to it pursuant to Section 7.5, the Fund shall pay to the Management Company (or the General Partner is there if no Management Company) an annual management fee payable in quarterly installments each fiscal quarter in advance (“Management Expenses”) equal to the Management Fee Base multiplied by the Management Fee Rate; provided, however, that the General Partner may, in its discretion, cause the Fund to pay less than the required amount of Management Expenses each quarter. Notwithstanding the foregoing, in no event shall the Management Expenses paid by the Fund equal an amount greater than any corresponding management fee paid by the Management Company to any Investment Advisor/Manager.

(b) The Management Expenses shall be due and payable in advance, beginning on the Initial Closing Date (pro rated for any partial fiscal quarter), until all Investments are liquidated or the General Partner or the Management Company no longer serves in such capacity. Additional amounts of Management Expenses shall be due and payable by Newly Admitted Partners upon such admission in accordance with Section 4.1. Notwithstanding the foregoing, the Fund shall not pay any Management Expenses in excess of the amount of annual fees approved by the SBA for such year. The General Partner may satisfy the Fund’s obligation to pay Management Expenses out of proceeds from Capital Contributions or Debentures, when issued, or any combination thereof.

(c) The Fund’s payment of Management Expenses shall represent the Fund’s sole payment for support and general services provided to the Fund, including without limitation the payment of salaries, office expenses, travel, expenses and fees of the Advisory Board, business development, office and equipment rental, bookkeeping, and expenses relating to developing, investigating and monitoring the Fund’s investments.

(d) The Fund’s payment of Management Expenses shall not represent or include the payment of, and the Fund is authorized to pay in addition to and separate from Management Expenses: (i) all interest and expenses payable by the Fund on any indebtedness, including Leverage, incurred by the Fund, (ii) all amounts payable to the SBA under the SBIC Act, including all amounts payable in connection with any Outstanding Leverage, including in respect of the issuance thereof; (iii) taxes payable by the Fund to Federal, state, local and other governmental agencies, (iv) Organizational Expenses; (v) expenses incurred in the actual or proposed acquisition or disposition of Assets, including without limitation accounting fees, brokerage fees, legal fees, transfer taxes and costs related to the registration or qualification for Sale of Investments; (vi) other legal, consulting, accounting and auditing, and insurance expenses; (vii) expenses incurred by the Fund in connection with commitments for or issuance of Leverage; (viii) fees or dues in connection with the membership of the Fund in any trade association for small business investment companies or related enterprises or any other organizations reasonably related to the conduct of the Fund’s business; and (ix) expenses incurred by the General Partner in connection with meetings of and on behalf of the Fund, including meetings of the Advisory Board.

7.7 Other Expenses and Fees.

(i) Upon the Initial Closing Date or at such later date as they are incurred, the Fund shall reimburse the General Partner and the Management Company for all Organizational Expenses up to the greater of three percent (3%) of the Total Commitments or $250,000. Any excess Organizational Expenses shall be the responsibility of and paid by the Management Company or the General Partner, as the case may be, and shall not be reimbursed by the Fund. The General Partner may satisfy the Fund’s reimbursement obligation under this Section out of the Initial Capital Contributions or Debentures, when issued, or any combination thereof.

(ii) The Fund may collect financing fees or receive expense reimbursements from a Portfolio Company (or prospective Portfolio Company) as permitted under 13 C.F.R. § 107.860 (which permits the collection of certain application fees, closing fees, expense reimbursements and breakup fees). The Fund and its Associates may collect fees for management services provided to a Portfolio Company as permitted by 13 C.F.R. § 107.900. To the extent that any of the foregoing fees or reimbursements are received by the General Partner or any General Partner Affiliate (and are not paid over to the Fund), the Management Expenses payable hereunder shall be reduced by one hundred percent (100%) of such fees or reimbursements. Should the Management Expenses for any quarter be reduced to zero by operation of this Section, any excess amount that would have served to reduce the Management Expenses had they not been reduced to zero shall be carried forward and applied to the Management Expenses for the following quarter, or, if there is no subsequent quarter in which the Management Expenses are due, shall be paid to the Fund.

(iii) The Fund shall not pay or be responsible for any private placement fee or finder’s fee in connection with the making of its Investments.

7.8 Removal of the General Partner and Termination of the Management Company.

(a) The General Partner may be removed as the general partner only with the consent of the SBA and by a Limited Partner Super-Majority, if the General Partner has:

(i) attempted to withdraw as the general partner of the fund except in accordance with this Agreement;

(ii) committed a material breach of this Agreement, which breach cannot be or, after a reasonable period of time, has not been cured and is reasonably likely to have a material adverse effect on the Fund;

(iii) committed an act or omission that would constitute gross negligence or willful misconduct on its part, which act or omission is reasonably likely to have a material adverse effect on the Fund; or

(iv) attempted to withdraw or transfer its limited partnership interest in the Fund in a manner inconsistent with the provisions of this Agreement.

In addition, the Management Company can be removed by a Limited Partner Super-Majority, and it shall be entitled to withdraw as the management company, if the General Partner has been removed in accordance with the preceding sentence.

(b) In the event of the General Partner’s removal, the Fund shall be dissolved unless a Limited Partner Majority elects to continue the operation and existence of the Fund and elects a successor general partner for the Fund in accordance with Section 11.(e). In the event of such removal of the General Partner and continuance of the operations and existence of the Fund, the General Partner shall be deemed as to have withdrawn from the Fund in accordance with Article X.

(c) Subject to the prior written approval of the SBA, as may be required under the SBIC Act, the General Partner may replace the Management Company at any time. The Fund shall give the SBA notice of any such replacement in the event that such prior approval of the SBA is not required. The Management Company may assign its rights and obligations under this Agreement only with the prior written consent of the General Partner and the SBA, as may be required under the SBIC Act. Subject to the prior written approval of the SBA, as may be required under the SBIC Act, any replacement or assignee of the Management Company shall be substituted as the “Management Company” hereunder and subject to the provisions of this Agreement.

(d) In the event of the replacement or removal of the Management Company (or the General Partner, to the extent it is receiving Management Expenses), the Fund shall pay Management Expenses to such removed Management Company (or General Partner) only through the date of such replacement or removal. To the extent Management Expenses have been paid beyond such date, the Fund and the General Partner shall cause such excess Management Fees to repaid to the Fund.

7.9 The Advisory Board.

(a) The Fund may have an Advisory Board (the “Advisory Board”), the purpose of which shall be to consult with and advise the General Partner on the investment policies and management strategy of the Fund and on such other matters as the General Partner may request consultation and advice. In particular, the General Partner intends, but is not required, to consult with the Advisory Board on such matters as evaluating Investments, identifying new Investment opportunities, monitoring Investments, and providing management assistance to Portfolio Companies.

(b) Members of the Advisory Board shall be appointed by the General Partner from time to time and shall serve until the earlier of their resignation, their removal in accordance herewith, or the dissolution and liquidation of the Fund. Any member of the Advisory Board may be removed at any time, with or without cause, by the General Partner. Notwithstanding anything in this Agreement to the contrary, the activities of the Advisory Board and each member thereof acting in such capacity shall be limited to those permitted under the North Carolina Act to be done by Persons without their being deemed to be participating in the control of the Fund or its business, and neither the Advisory Board nor any member thereof acting in such capacity, shall have the power to bind the Fund or the authority to act for or on its behalf.

(c) The Advisory Board shall conduct its affairs in such manner and by such procedures as the General Partner deems appropriate. The Advisory Board shall meet at such times and from time to time as the General Partner may determine. Representatives of the General Partner and the Management Company may participate in meetings of the Advisory Board.

ARTICLE VIII

CONTRIBUTIONS ACCOUNTS, CAPITAL ACCOUNTS, AND ALLOCATIONS

8.1 Contributions Accounts. There shall be established on the books of the Fund a Capital Contributions account (“Contributions Account”) for each Partner which shall consist of such Partner’s Initial Capital Contribution to the Fund in accordance with Section 3.3(a), (a) increased by (i) any Additional Capital Contributions made by such Partner to the Fund pursuant to Section 3.3(c), and

(ii) any amount added to the Contributions Account of such Partner pursuant to Section 3.7; and (b) decreased by any amount from time to time subtracted from the Contributions Account of such Partner pursuant to Section 3.7 or Section 4.3. A Partner’s Contributions Account shall not be reduced on account of any distributions of capital to such Partner or for any other reason, except as provided in the preceding sentence.

8.2 Capital Accounts. There shall be established on the books of the Fund a capital account (“Capital Account”) for each Partner that shall consist of such Partner’s Initial Capital Contribution to the Fund, (a) increased by (i) any Additional Capital Contributions made by such Partner to the Fund pursuant to Section 3.3(c), (ii) any amount added to the Capital Account of such Partner pursuant to Section 3.7 and (iii) any amount of Net Profits or other items of income or gain allocated from time to time to such Partner pursuant to this Article or Article IV; and (b) decreased by (i) any distributions made to such Partner, (ii) any amount subtracted from the Capital Account of such Partner pursuant to Section 3.7, and (iii) any amount of Net Loss or other items deduction, expense or credit allocated from time to time to such Partner pursuant to this Article or Article IV.

8.3 Accounting for Distributions in Kind. For purposes of maintaining Capital Accounts when Fund property is distributed in kind, (a) the Fund shall treat such property as if it had been sold for its Fair Market Value on the date of distribution; (b) any difference between the Fair Market Value of such property and the Cost Basis of the Fund in such property shall constitute Net Profit or Net Loss and shall be allocated to the Partners pursuant to this Article; and (c) the Capital Accounts of the Partners who receive a distribution in kind shall be reduced by the Fair Market Value of such property (net of any liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Section 752 of the Code).

8.4 General Partner as Limited Partner. The General Partner or any of its Affiliates also shall be a Limited Partner to the extent that the General Partner, pursuant to Article III or otherwise, acquires an interest in the Fund as a Limited Partner. In such event, the General Partner shall have only one Capital Account for purposes of Section 8.9 (dealing with certain “Regulatory Allocations”) and the liquidating distribution provisions of Article XI, although separate Capital Accounts shall be maintained for the General Partner for each class of interest that it holds for all other purposes under this Agreement.

8.5 Compliance with the Code and Treasury Regulations. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 704(b) of the Code and Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations. In the event that the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such regulations, the General Partner may make such modification, provided that it is not likely to materially affect the amounts distributable to any Partner pursuant to Articles IX or XI hereof.

8.6 Allocations in General. Fund income, gain, loss, deductions and expenses shall be allocated to the Partners in accordance with this Article. Prior to making the allocations required by Sections 8.7 and 8.8 in respect of any fiscal year, the General Partner shall determine the Net Profit and Net Loss, and the other items of income, gain, loss, deduction and expense of the Fund for such fiscal year in accordance with tax accounting principles (rather than generally accepted accounting principles).

8.7 Net Profits. As of the end of each fiscal year of the Fund and after giving effect to the allocations set forth in Sections 8.3, 8.9, and 8.10, the Net Profits (if any) for such fiscal year shall be allocated among the Partners as follows:

(a) First, one hundred percent (100%) to the General Partner to the extent of the cumulative amount of Net Loss allocated to the General Partner in all prior fiscal years pursuant to Section 8.8(e) and not offset by prior allocations of Net Profit made pursuant to this Section 8.7(a);

(b) Second, one hundred percent (100%) to all Partners, in proportion to and to the extent of the respective cumulative amounts of Net Loss (if any) allocated to each Partner in all prior fiscal years pursuant to Section 8.8(d) and not offset by prior allocations of Net Profit made pursuant to this Section 8.7(b);

(c) Third, one hundred percent (100%) to all Partners in accordance with their respective Contributions Accounts until (i) the cumulative amount of allocations made pursuant to this Section 8.7(c) and Section 8.7(e)(i) in respect of the current and all prior fiscal years, minus the cumulative amount of Net Loss allocated to the Partners in all prior fiscal years pursuant to Sections 8.8(a)(i) and 8.8(c), equals (ii) the Preferred Return;

(d) Fourth, one hundred percent (100%) to the General Partner until (i) the cumulative amount of allocations made to the General Partner in the current and all prior fiscal years pursuant to this Section 8.7(d) and 8.7(e)(ii), minus the cumulative amount of Net Loss allocated to the General Partner in all prior fiscal years pursuant to Section 8.8(b) and 8.8(a)(ii), equals (ii) twenty percent (20%) of (1) the cumulative amount of allocations made in the current and all prior fiscal years to all Partners pursuant to Sections 8.7(c), (d) and (e), minus (2) the cumulative amount of Net Loss allocated in all prior fiscal years to the Partners pursuant to Sections 8.8(a), (b) and (c); and

(e) Thereafter, (i) eighty percent (80%) to all Partners in proportion to their respective Contributions Accounts, and (ii) twenty percent (20%) to the General Partner.

8.8 Net Loss. As of the end of each fiscal year of the Fund and after giving effect to the special allocations set forth in Sections 8.3, 8.9, and 8.10, the Net Loss (if any) of the Fund for such fiscal year shall be allocated among the Partners as follows:

(a) First, (i) eighty percent (80%) to all Partners, in proportion to and to the extent of the respective amounts of Net Profit (if any) previously allocated to each such Partner pursuant to Section 8.7(e)(i) and (ii) twenty percent (20%) to the General Partner to the extent of Net Profit previously allocated to the General Partner pursuant to Section 8.7(e)(ii), in each case to the extent such Net Profits have not been offset by prior allocations of Net Loss made pursuant to this Section 8.8(a);

(b) Second, to the General Partner to the extent of the amount of Net Profit (if any) previously allocated to the General Partner pursuant to Section 8.7(d) and not offset by prior allocations of Net Loss made pursuant to this Section 8.8(b);

(c) Third, to the Partners, in proportion to and to the extent of the respective amounts of Net Profit (if any) previously allocated to each such Partner pursuant to Section 8.7(c) and not offset by prior allocations of Net Loss made pursuant to this Section 8.8(c);

(d) Fourth, to all Partners having positive Capital Accounts, in proportion to and to the extent of their respective positive Capital Accounts; and

(e) Fifth, to the General Partner.

8.9 Regulatory Allocations. The following provisions are included in order to comply with certain tax rules set forth in the Code and Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

(a) If and to the extent that any allocation of Net Loss (or portion thereof) to any Partner would cause such Partner’s Capital Account to be negative by an amount which exceeds such Partner’s Restoration Amount, then such loss (or portion thereof) shall be allocated first to the other Partners in proportion to the positive balances in their respective Capital Accounts until all such Capital Accounts are reduced to zero, then to the Partners with Restoration Amounts, in proportion to their respective Restoration Amounts, until each such Partner’s Capital Account is negative by an amount equal to such Partner’s Restoration Amount, and then to the General Partner; provided that an allocation pursuant to this Section 8.9(a) shall be made only if and to the extent that the deficit in such Partner’s Capital Account would exceed such Partner’s Restoration Amount after all allocations provided for in this Article have been made tentatively as if this Section were not included in this Agreement.

(b) If any Partner unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and such adjustment, allocation or distribution causes such Partner to have a deficit balance in such Partner’s Capital Account that exceeds such Partner’s Restoration Amount or further reduces a balance in such Partner’s Capital Account that is already negative by an amount which exceeds such Partner’s Restoration Amount, there shall be allocated to such Partner items of income and gain (consisting of a pro rata portion of each item of Fund income, including gross income, and gain for such fiscal period) in an amount and manner sufficient to eliminate such Partner’s deficit Capital Account balance, to the extent required by Treasury Regulations Section 1.704-1 (b)(2)(ii)(d), as quickly as possible, provided that an allocation pursuant to this subsection (b) shall be made only if and to the extent that the deficit in such Partner’s Capital Account would exceed such Partner’s Restoration Amount after all allocations provided for in this Article VIII have been made tentatively as if this subsection (b) were not included in this Agreement. The foregoing sentence is intended to constitute a “qualified income offset” provision as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), and shall be interpreted and applied in all respects in accordance with that Section.

(c) In the event that any Partner has a deficit balance in such Partner’s Capital Account at the end of any fiscal year that exceeds such Partner’s Restoration Amount, there shall be allocated to such Partner items of Fund income (including gross income) and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this subsection (c) shall be made only if and to the extent that the deficit in such Partner’s Capital Account would exceed such Partner’s Restoration Amount after all allocations provided for in this Article have been made tentatively as if subsection (b) and this subsection (c) were not included in this Agreement.

(d) To the extent that an adjustment to the adjusted tax basis of any Fund asset pursuant to Section 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(e) The allocations set forth in Sections 8.9(a), (b), (c) and (d) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Section 1.704-1(b). Notwithstanding any other provisions of this Article (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating subsequent Net Profit, Net Loss and any other items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of subsequent Net Profit, Net Loss and other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner pursuant to the provisions of this Article if the Regulatory Allocations had not occurred.

For purposes of applying the foregoing sentence, allocations pursuant to this subsection (e) shall be made with respect to allocations pursuant to Section 8.9(d) only to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners.

(f) Subject only to the “qualified income offset” provisions of Section 8.9(b), the General Partner shall be allocated at least one percent (1%) of each material item of Fund income, gain, loss, deduction or credit at all times during the existence of the Fund. To the extent that any allocation is made pursuant to this subsection (f), such allocation shall be treated as a Regulatory Allocation for purposes of Section 8.9(e); provided, however, that in the event of any conflict between Section 8.9(e) and this subsection (f), this subsection (f) shall govern.

8.10 Adjustments to Reflect Changes in Interests. Notwithstanding the foregoing provisions of this Article, in the event any Partner’s interest in the Fund changes, whether by reason of the admission of a Partner, the reduction or termination of any Partner’s Commitment, the withdrawal of a Partner, a non-pro rata contribution of capital to the Fund or any other event described in Section 706(d)(1) of the Code and regulations issued thereunder, allocations of Net Profit and Net Loss during the current fiscal period and subsequent fiscal periods shall be adjusted appropriately, and appropriate special allocations made, so that the Partners’ Capital Accounts reflect their relative Contributions Accounts after taking into account such changes. The General Partner shall consult with the Fund’s accountants and other advisors and shall select the method of making such adjustments, which method shall be used consistently thereafter. Specifically in furtherance of, and not in limitation of, the foregoing provisions in this Section 8.10 or in this Article VIII, as quickly as possible after the admission of any Newly Admitted Partners, special, non-pro rata allocations of Net Profits and Net Losses shall be made so that the Partners shall have been allocated a pro rata portion, according to their respective Commitments to the Fund, of the Fund’s cumulative Net Profits and Net Losses as if all of such Commitments had been made at the Initial Closing.

8.11 Allocations for Contributions of Appreciated Assets. For federal, state and local income tax purposes, Fund income, gain, loss, deduction or credit (or any item thereof) for each fiscal year shall be allocated to and among the Partners in order to reflect the allocations made pursuant to the provisions of this Article for such fiscal year (other than allocations of items that are not deductible or are excluded from taxable income), taking into account any variation between the adjusted tax basis and book value of Fund property in accordance with the principles of Section 704(c) of the Code. The General Partner may select any reasonable method or methods for making such allocations, including without limitation any method described in Treasury Regulation §1.704-3(b), (c), or (d).

ARTICLE IX

DISTRIBUTIONS

9.1 Distributions Generally. Distributions under this Agreement will be made only to Persons who, according to the Fund’s records, were the holders of record of Fund interests on the date the General Partner designates for determining the Persons entitled to those distributions. Any distribution by the Fund to the Person shown on the Fund records as a Partner, its legal representatives, or the assignee of its right to receive distributions, will relieve the Fund and the General Partner of all liability to any other Person who may be interested in the distribution because of any other transfer by the Partner, because of its incapacity, or for any other reason.

9.2 Distributions in Kind.

(a) The General Partner shall use commercially reasonable efforts to make all distributions in cash or, upon prior notice, in Marketable Securities. However, in such instances where, despite such commercially reasonable efforts, the General Partner is unable to make distributions in cash or Marketable Securities, the General Partner may upon prior notice make distributions in Cash Equivalents or non-Marketable Securities. Notwithstanding the foregoing, the General Partner will not make any distribution in kind to any Partner if the General Partner has been notified in writing by such Partner of the reasonable basis for its concluding that such distribution would result in a violation of applicable law, rule or regulation (including resulting in a prohibited transaction under Section 406 of ERISA, or, with respect to a Partner that is a governmental plan as defined in Section 3(32) of ERISA, resulting in such violation if such Partner were subject to ERISA), or that such distribution would be a prohibited transaction under Section 4975 of the Code. In the event of any such notification, the General Partner will have the right, but not the obligation, to reallocate (while preserving equivalent values) the distribution among the Partners of any assets to be distributed in kind and cash to be distributed in an effort to avoid or reduce the problems faced by such Partner, and in such case the percentage of the asset distributed to a Partner can exceed the percentage in which the Partner shares in distributions from the Fund. If the General Partner does not exercise this option, or in the event any assets cannot be so distributed (such assets to be referred to herein as “Remaining Securities”), the General Partner will use commercially reasonable efforts to sell on behalf of such Partner such Remaining Securities that would otherwise have been distributed to such Partner at the best price available to the General Partner and distribute to such Partner the proceeds of such Sale, net of the expenses related thereto. In addition, any Net Profit or Net Loss from the Sale will be allocated solely to such Partner in accordance with Article VIII. If the General Partner is unable to sell on behalf of such Partner such Remaining Securities, the Fund will retain the Remaining Securities and will hold them for the account of such Partner, but the General Partner will retain the sole right to vote them and otherwise deal with them. Any proceeds (net of related expenses) the Fund receives in connection with the Remaining Securities, including dividends or capital gain distributions, will (subject to withholding), be distributed promptly to such Partner. Notwithstanding the foregoing, for all other purposes of this Agreement, all retained Remaining Securities will be deemed to have been distributed to such Partner at their Fair Market Value as of the date of the distribution in kind to the other Partners, and all items of income, gain, loss or deduction attributable to the Remaining Securities (including the Sale thereof) will be allocated to such Partner in accordance with Sections 8.7 and 8.8.

(b) The General Partner shall not discriminate among the Partners in any such distribution in kind, but shall to the extent feasible in any such distribution (i) distribute to the Partners entitled to participate therein Cash Equivalents or Securities of approximately the same type and in approximately the same proportions, and (ii) if cash, Cash Equivalents and Securities are to be distributed simultaneously in respect of a single Investment, distribute cash, Cash Equivalents and Securities in approximately the same proportion to each such Partner.

(c) For purposes of this Article, in the event the General Partner makes a distribution in Cash Equivalents or Securities, the distribution shall be treated as a distribution of the cash proceeds that would be received from the Cash Equivalents or Securities at their Fair Market Value at such time, and with respect to any Limited Partner electing not to receive such distribution in kind as provided above, such Limited Partner shall be deemed to have received a cash distribution on account of the Securities sold on its behalf equal to the amount of cash such Limited Partner would have been treated as receiving pursuant to this Section had such Securities been distributed to it in kind. If a distribution in kind is made when the Fair Market Value of the distribution (or the Fair Market Value of other assets, the valuation of which is necessary to determine the allocation of the distribution) has not been finally determined, the General Partner can withhold assets from the distribution as a reasonable reserve relating to the distribution pending the final determination of the Fair Market Value or the appropriate allocation. If the value of the assets withheld is insufficient to adjust properly the distributions under Section 9.4, a corrective adjustment will be made in connection with subsequent distributions.

(d) Notwithstanding the foregoing provisions of this Section, the General Partner may also from time to time offer the Limited Partners the opportunity to receive distributions otherwise payable in cash either in cash or in kind or to have Securities otherwise distributable in kind held or sold by the General Partner for the account of the Limited Partners. Securities so held will be set aside and held in one or more accounts in the name or names of the relevant Limited Partners managed by the General Partner. Any Securities so set aside and held shall be deemed to have been distributed to such Limited Partner as of the time such Securities are so set aside and held and the Fair Market Value of such Securities will be determined for all purposes hereunder as of such time. Securities so sold will be sold at the best price available to the General Partner using commercially reasonable efforts.

(e) Any distribution of an Investment in kind will be treated as a disposition of the Investment for all purposes of this Agreement.

9.3 Amount and Timing of Distributions. The amount and timing of distributions from the Fund to the Partners shall be at the sole discretion of the General Partner; provided, however, that, subject to the other provisions of this Article IX, the SBIC Act, the North Carolina Act and other applicable law, and subject to the availability of cash after paying Fund Expenses, Net Fund Proceeds shall be distributed to the Partners as soon as practicable after the end of each fiscal year in which such income is received by the Fund; provided, however, that the General Partner shall not distribute to the Partners the portion of Net Fund Proceeds representing the cost of a Sold Investment or that would represent a return of Capital Contributions to the Partners to the extent prohibited by the SBIC Act or to the extent the consent of the SBA to such distribution would be limited only to a distribution of up to two percent (2%) of the Fund’s Regulatory Capital in any fiscal year (such retained portion of Net Fund Proceeds, “Retained Net Fund Proceeds”). Any Retained Net Fund Proceeds may be invested by the Fund in Cash Equivalents or used in the operations of the Fund, including without limitation the payment of Outstanding Leverage or other liabilities of the Fund or re-investment by the Fund in Portfolio Companies. It is specifically acknowledged by the Partners that (i) the Fund must have both sufficient capital in support of its Outstanding Leverage and a minimum amount of capital, as required by the SBIC Act, and (ii) in any event, the General Partner must obtain the SBA’s prior written approval to reduce by distribution or otherwise the Fund’s Regulatory Capital by more than two percent (2%) in any fiscal year.

9.4 Distribution of Net Fund Proceeds. Each distribution of Net Fund Proceeds (including in-kind distributions of Securities representing Net Fund Proceeds) and all distributions representing a return of Capital Contributions to the Partners (including in-kind distributions of Securities representing a return of Capital Contributions) shall be made to the Partners in the following priority (subject to Sections 3.7, the other provisions of this Article IX and Article XI):

(a) First, one hundred percent (100%) to all Partners pro rata according to their respective Contributions Accounts until the Partners have received cumulative distributions pursuant to this Section 9.4(a) equal to the Fund’s aggregate amount of capital invested in Sold Investments, less the cumulative amount of Retained Net Fund Proceeds, plus (without duplication) the aggregate Write-Down Amounts with respect to Investments (except as may have been reversed by a Write-Down Recovery Amount), at such time, except that the General Partner shall be entitled to receive Tax Distributions in accordance with Section 9.7;

(b) Second, one hundred percent (100%) to all Partners pro rata according to their respective Contributions Accounts until the Partners have received cumulative distributions pursuant to this Section 9.4(b) equal to the Allocable Share of Fund Expenses, except that the General Partner shall be entitled to receive Tax Distributions in accordance with Section 9.7;

(c) Third, one hundred percent (100%) to all Partners pro rata according to their respective Contributions Accounts until the cumulative amount distributed to the Partners under this Section 9.4(c) and Section 9.4(e)(i) below equals the Preferred Return, except that the General Partner shall be entitled to receive Tax Distributions in accordance with Section 9.7;

(d) Fourth, one hundred percent (100%) to the General Partner until the cumulative amount of Tax Distributions to the General Partner and other distributions to the General Partner pursuant to this Section 9.4(d) and Section 9.4(e)(ii) equals twenty percent (20%) of the cumulative amount of all Tax Distributions to the General Partner and other distributions made to all Partners pursuant to Sections 9.4(c), (d), and (e); and

(e) Thereafter, (i) eighty percent (80%) to all Partners in proportion to their respective Contributions Accounts, and (ii) twenty percent (20%) to the General Partner (including in such calculation Tax Distributions to the extent not included in the calculation under Section 9.4(d));

9.5 Additional Reserves. Notwithstanding the foregoing provisions of this Article, the General Partner may reserve from cash and Securities available for distribution any amount it reasonably determines to be necessary to pay anticipated liabilities and obligations of the Fund (including without limitation Ordinary Expenses), whether fixed, liquidated or contingent, and not otherwise provided for or that it determines to be prudent to provide for any contingent liabilities of the Fund. The General Partner also may reasonably reserve such amounts as it anticipates will be required to make the Tax Distributions for the current fiscal year as provided for in Section 9.7 or to fund the exercise price of warrants, options or comparable Securities acquired by the Fund, or to fund follow-on Investments permitted by this Agreement, in each case only in connection with the Investment that generated such available proceeds. Any amounts so reserved that are not used shall be invested in Cash Equivalents, and any income or losses therefrom shall be treated for the purposes of allocation and distribution as income or losses in respect of the Investment(s) from which the funds so reserved were derived. The General Partner shall, at least annually, review the need for any reserves it has established.

9.6 Reserved.

9.7 Distributions to Pay Taxes. The General Partner, in its sole discretion, may cause the Fund to make Tax Distributions to the General Partner (in respect of its Carried Interest). The General Partner shall not make any such Tax Distribution to the General Partner with respect to any fiscal year unless each Limited Partner has received, or concurrently receives, aggregate distributions pursuant to Section 9.4 during or after such fiscal year equal to the anticipated taxes with respect to the amounts allocated to such Limited Partner for such fiscal year. All calculations of anticipated taxes pursuant to this Section 9.7 shall assume the tax rates used in the definition of “Tax Distributions.”

9.8 Additional Provisions Regarding Distributions. Notwithstanding anything in this Article to the contrary, the following provisions shall apply to distributions made by the Fund pursuant to this Article:

(a) The General Partner, in its discretion, may waive any distribution (or portion thereof) that would otherwise be made to the General Partner, and cause such distribution to be retained by the Fund or made to the Limited Partners in proportion to their respective Contributions Accounts at the time of distribution.

(b) Each Partner, by becoming a Partner, consents to any distribution hereafter made or omitted to be made to the Partners in accordance with this Article.

(c) No distribution shall be made to a Limited Partner if such distribution would cause the Limited Partner to have a Capital Account deficit in excess of such Limited Partner’s Restoration Amount, or if such distribution would violate the North Carolina Act or the Code.

(d) Upon the winding up and dissolution of the Fund, liquidating distributions shall be made in accordance with Article XI.

ARTICLE X

TRANSFER AND WITHDRAWAL OF FUND INTERESTS

10.1 Transfers of Fund Interests.

(a) General Rule. Each Partner agrees that it will not Transfer all or any part of its interest in the Fund to any Person except in accordance with the provisions of this Article, by operation of law or to a receiver or trustee in bankruptcy for such Partner. The transferee of all or any part of any Partner’s interest in the Fund shall only take on those rights as are granted in this Article. Any attempted Transfer that is not in full compliance with this Agreement shall be void, and the transferee of any interest validly transferred under this Agreement shall be subject to all of the terms, conditions, restrictions and obligations of this Agreement.

(b) Transfers Limited.

(i) No transfer of a Partner’s interest in the Fund shall be permitted without the consent of the General Partner, which may be given or withheld in its sole discretion (subject to Section 13.7), and to the extent the actions to be taken in connection with such transfer would (i) result in any violation of the SBIC Act or in a violation of any applicable law, rule or regulation, (ii) cause the termination or dissolution of the Fund, (iii) cause the Fund to be classified other than as a partnership for Federal income tax purposes, (iv) require the Fund to register as an investment company under the Investment Company Act, or (v) require the Fund, the General Partner or the Investment Adviser/Manager to register as an investment adviser under the Investment Advisers Act.

(ii) Without the consent of the SBA, the General Partner may not Transfer all or any portion of its interests in the Fund except to Principals jointly or to an entity controlled, directly or indirectly, by the Principals or the General Partner. Any Transfer by the General Partner of its interest in the Fund must satisfy the general provisions of this Article regarding transfers of Limited Partners’ interests. Except as otherwise consented to by the SBA, any Person who acquires the interest of a General Partner, or any portion of such interest, in the Fund (i) will not become a general partner of the Fund and will not have the right to participate in the management of the affairs of the Fund and (ii) instead will be deemed to have acquired an interest of a Limited Partner without the Carried Interest associated with the General Partner’s interest under this Agreement, which Carried Interest shall cease to be applicable to such interest.

(iii) No interest representing ten percent (10%) or more of the capital of the fund may be Transferred without the consent of the SBA.

(c) Legal Opinion Required. No Transfer of all or any part of a Limited Partner’s interest in the Fund shall be made without the Fund first having been provided a written opinion of counsel for the Fund or of other counsel reasonably satisfactory to the Fund: (i) that such Transfer will not result in (A) the Fund, the General Partner, any member of the General Partner, or the Management Company being subjected to any additional regulatory requirements or restrictions of any nature, (B) a violation of applicable law, rule or regulation or of this Agreement, (C) the Fund being classified as an association taxable as a corporation, (D) the Fund being deemed terminated pursuant to Section 708 of the Code, (E) the Fund being deemed a “publicly traded partnership” within the meaning of Section 7704(b) of the Code, (F) the Fund being required to register as an “investment company” under the Investment Company Act or (G) the Fund, the General Partner or the Investment Adviser/Manager being required to register as an investment adviser under the Investment Advisers Act.; (ii) that such Transfer is exempt from registration under federal and applicable state securities laws; and (iii) as to such other matters as the General Partner may reasonably request an opinion. This requirement, or any portion thereof, may be waived on a case-by-case basis by the General Partner in its sole and absolute discretion.

(d) Substitution of Limited Partners. No transferee of an interest in the Fund shall be admitted as a Substitute Limited Partner without the consent of the General Partner, which consent may be withheld in the General Partner’s sole and absolute discretion. Unless and until such consent is granted, the transferee shall be entitled only to the economic benefit of ownership of an interest in the Fund, and the transferring Limited Partner shall remain liable for all of its obligations under this Agreement. Upon the General Partner’s consent to a transferee becoming a Substitute Limited Partner, an amendment to this Agreement, in such form and with such provisions as are reasonably acceptable to the General Partner, shall be executed by the General Partner, the transferor Limited Partner, and the transferee Limited Partner. The General Partner, in accordance with Section 13.6 of this Agreement, shall be authorized to execute such an amendment on behalf of the Partners. In addition, the transferor Limited Partner and the transferee Limited Partner shall execute such other certificates, agreements, and other documents as may be reasonably requested by the General Partner. Only upon the execution of these documents will the transferee become a Substitute Limited Partner, and upon their execution (or upon such other date as is set forth therein), (i) the Substitute Limited Partner shall succeed to the rights and liabilities of the transferring Limited Partner; (ii) the Contributions Account and Capital Account of the transferor shall become the Contributions Account and Capital Account, respectively, of the Substitute Limited Partner, to the extent of the interest transferred; (iii) the Substitute Limited Partner shall be treated as having received all Fund distributions previously made to the transferor Limited Partner, to the extent of the interest transferred; and (iv) the transferor Limited Partner shall bear no further liability to the Fund.

(e) Expenses of Transfers. The transferor of any interest in the Fund hereby agrees to reimburse the Fund, at the request of the General Partner, for any expenses reasonably incurred by the Fund in relation to such Transfer.

(f) Multiple Ownership. In the event of any Transfer that shall result in multiple ownership of any Limited Partner’s interest in the Fund, the General Partner may require one or more trustees or nominees to be designated as representing a portion of or the entire interest transferred and any remaining interest of the transferring Limited Partner for the purpose of receiving all notices that may be given, and all payments that may be made, under this Agreement and for the purpose of exercising all rights that the transferor as a Limited Partner had pursuant to the provisions of this Agreement.

10.2 Withdrawal by Partners.

(a) Without the consent of a Limited Partner Majority, the General Partner may not withdraw from the Fund. Upon any permitted withdrawal from the Fund by the General Partner, it shall no longer have any right and shall cease to have the power to manage the affairs of the Fund.

(b) Each Limited Partner agrees that it shall have no right to withdraw from the Fund, except as otherwise specifically provided below:

(i) Withdrawal by ERISA Regulated Pension Plans. Notwithstanding any other provision of this Agreement, any Limited Partner that is an “employee benefit plan” within the meaning of, and subject to the provisions of, ERISA, may elect to withdraw from the Fund in whole or in part, or upon demand by the General Partner shall withdraw from the Fund in whole or in part, if either such Limited Partner or the General Partner shall obtain an opinion of counsel to the effect that, as a result of ERISA, (i) the withdrawal of such Limited Partner from the Fund to such extent is required to enable such Limited Partner to avoid a violation of, or breach of the fiduciary duties of any Person under (other than a breach of the fiduciary duties of any such Person based upon the investment strategy or performance of the Fund), ERISA or any provision of the Code related to ERISA, or (ii) all or any portion of the assets of the Fund (as opposed to such Limited Partner’s partnership interest in the Fund) constitute assets of such Limited Partner for purposes of ERISA and are subject to the provisions of ERISA to substantially the same extent as if owned directly by such Limited Partner.

(ii) Withdrawal by Government Plans Complying with State and Local Law. Notwithstanding any other provision of this Agreement, any Limited Partner that is a “government plan” within the meaning of ERISA may elect to withdraw from the Fund in whole or in part, or upon demand by the General Partner shall withdraw from the Fund in whole or in part, if such Limited Partner or the General Partner shall obtain an opinion of counsel to the effect that as a result of state statutes, regulations, case law, administrative interpretations or similar authority applicable to such “government plan,” the withdrawal of such Limited Partner from the Fund to such extent is required to enable such Limited Partner or the Fund to avoid a violation (other than a violation based upon the investment performance of the Fund) of such applicable state law. In the event of the issuance of the opinion of counsel referred to above, the withdrawal of and disposition of the governmental plan Partner’s interest in the Fund shall be governed by Section 10.2(b)(i) of this Agreement, as if such Partner were an ERISA Partner.

(iii) Withdrawal of Government Plans Complying with ERISA. Notwithstanding any other provision of this Agreement, any Limited Partner that is a “government plan” within the meaning of ERISA may elect to withdraw from the Fund in whole or in part, or upon demand by the General Partner shall withdraw from the Fund in whole or in part, if such “government plan” or the General Partner shall obtain an opinion of counsel to the effect that, as a result ERISA, (i) the withdrawal of such “government plan” from the Fund to such extent would be required if it were an “employee benefit plan” within the meaning of, and subject to the provisions of, ERISA, to enable such “government plan” to avoid a violation of, or breach of the fiduciary duties of any Person under (other than a breach of the fiduciary duties of any such Person based upon the investment strategy or performance of the Fund), ERISA or any provision of the Code related to ERISA in the manner that would be required were it an “employee benefit plan” within the meaning of, and subject to the provisions of, ERISA, or (ii) all or any portion of the assets of the Fund would constitute assets of such “government plan” for the purposes of ERISA, if such “ government plan” were an “employee benefit plan” within the meaning of, and subject to the provisions of, ERISA and would be subject to the provisions of ERISA to substantially the same extent as if owned directly by such “government plan.” In the event of the issuance of the opinion of counsel referred to above, the withdrawal of and disposition of the governmental plan Partner’s interest in the Fund shall be governed by Section 10.2(b)(i) of this Agreement, as if such Partner were an ERISA Partner.

(iv) Withdrawal by Tax Exempt Limited Partners. Notwithstanding any other provision of this Agreement, any Limited Partner that is exempt from taxation under Section 501(a) or 501(c)(3) of the Code may elect to withdraw from the Fund in whole or in part, or upon demand by the

General Partner shall withdraw from the Fund in whole or in part, if such Limited Partner or the General Partner shall obtain an opinion of counsel to the effect that as a result of applicable statutes, regulations, case law, administrative interpretations or similar authority, the withdrawal of such Limited Partner from the Fund to such extent is required to enable such tax exempt Limited Partner to avoid loss of its tax exempt status under Section 501(a) or 501(c)(3) of the Code. In the event of the issuance of the opinion of counsel referred to above, the withdrawal of and disposition of the tax-exempt Partner’s interest in the Fund shall be governed by Section 10.2(b)(i) of this Agreement, as if such Partner were an ERISA Partner.

(v) Withdrawal by Private Foundation Partners. Notwithstanding any provision of this Agreement to the contrary, any Private Foundation Partner may elect to withdraw from the Fund in whole or in part, or upon demand by the General Partner shall withdraw from the Fund in whole or in part, if either the Private Foundation Partner or the General Partner shall obtain an opinion of counsel to the effect that such withdrawal is necessary in order for the Private Foundation Partner to avoid (a) excise taxes imposed by Subchapter A of Chapter 42 of the Code (other than Sections 4940 and 4942 thereof), or (b) a material breach of the fiduciary duties of its trustees or other fiduciaries under any federal or state law applicable to private foundations or any rule or regulation adopted thereunder by any agency, commission, or authority having jurisdiction. In the event of the issuance of the opinion of counsel referred to in the preceding sentence, the withdrawal of and disposition of the Private Foundation Partner’s interest in the Fund shall be governed by Section 10.2(b)(i) of this Agreement, as if the Private Foundation Partner were an ERISA Partner.

(vi) Withdrawal by Registered Investment Companies. Notwithstanding any provision of this Agreement to the contrary, any Limited Partner that (i) is an “investment company” subject to registration under the Investment Company Act or that would be subject to such registration but for Section 3(c)(1) or 3(c)(7) of the Investment Company Act or (ii) is not “one person” for purposes of Section 3(c)(1) of the Investment Company Act may elect to withdraw from the Fund in whole or in part, or upon demand by the General Partner shall withdraw from the Fund in whole or in part, if either such Limited Partner or the General Partner shall obtain an opinion of counsel to the effect that as a result of the Investment Company Act, such withdrawal is necessary for the Limited Partner to avoid a violation of applicable provisions of the Investment Company Act or for the Fund to avoid the requirement that the Fund register as an “investment company” under the Investment Company Act. In the event of the issuance of the opinion of counsel referred to in the preceding sentence, the withdrawal of and disposition of the “investment company’s” interest in the Fund shall be governed by Section 10.2(b)(i) of this Agreement, as if such “investment company” were an ERISA Partner.

(vii) Withdrawal by Banks.

(A) Notwithstanding any provision of this Agreement to the contrary, any Limited Partner that is a state or national bank may elect to withdraw from the Fund in whole or in part, or upon demand by the General Partner shall withdraw from the Fund in whole or in part, if either such Limited Partner or the General Partner shall obtain an opinion of counsel to the effect that (i) such withdrawal is necessary for the Limited Partner to avoid a violation of applicable provisions of banking laws and regulations because its investment in the Fund constitutes or will constitute an impermissible activity under such laws and regulations, and (ii) there is no permissible transfer of such Limited Partner’s investment in the Fund to an affiliate of such Limited Partner that would enable such Limited Partner to avoid such violation. Upon receipt of such opinion, the General Partner may, subject to SBA approval, effect such amendments as would enable such Limited Partner to be in compliance with applicable banking laws and regulations without withdrawing from the Fund, in which case the foregoing withdrawal right shall not be applicable. In the event of the issuance of the opinion of counsel referred to in the preceding sentence, the withdrawal of and disposition of the bank’s interest in the Fund shall be governed by Section 10.2(b)(i) of this Agreement, as if the bank were an ERISA Partner.

(B) For the purpose of permitting each Limited Partner that is a state or national bank to avoid engaging in any impermissible activity under applicable banking laws and to evaluate its withdrawal rights under the foregoing subparagraph (A), the Fund shall provide thirty (30) days prior written notice to each such Limited Partner prior to the Fund engaging in any activity or activities other those contemplated in this Agreement relating to the Fund operating as a small business investment company under the SBIC Act and conducting the activities described under Title III of the SBIC Act (including those activities taken while the Fund’s application to become licensed to operate as an SBIC is being submitted and is pending).

(c) Notice and Opinion of Counsel. In the event of the issuance of an opinion of counsel described in this Section, a copy of such opinion shall be sent by the General Partner to the SBA, together with the written notice of the election of the Limited Partner to which such opinion relates to terminate its obligation to make further capital contributions with respect to its Commitment or withdraw from the Fund in whole or in part, or the written demand of the General Partner for such termination or withdrawal, as the case may be. Any counsel rendering an opinion pursuant to this Section shall be subject to the approval of the General Partner and the SBA, and any such opinion shall be satisfactory in form and substance to the General Partner and the SBA.

(d) Cure, Termination of Capital Contributions and Withdrawal. Unless within ninety (90) days after the giving of written notice and satisfactory opinion of counsel, as provided in the above subsection (i), the Limited Partner or the Fund eliminates the necessity for termination of the obligation of such Limited Partner to make further Capital Contributions or for the withdrawal of such Limited Partner from the Fund in whole or in part to the reasonable satisfaction of such Limited Partner and the General Partner, such Limited Partner shall withdraw from the Fund in whole or in part to the extent required, effective as of the end of such ninety (90) day period. Subject to the provisions of Section 3.5, in its discretion the General Partner may waive all or any part of the ninety (90) day cure period and cause such termination of Capital Contributions or withdrawal to be effective at an earlier date as set forth in such waiver.

(e) Distributions on Withdrawal. Except as set forth below, unless agreed to otherwise by the General Partner and a Limited Partner Majority, a Partner that has withdrawn from the Fund shall have no right to receive a withdrawal of its capital or profits or any other distribution from the Fund.

(i) Upon withdrawal under any provision of this Agreement:

(A) a Limited Partner will have the right to a distribution from the Fund equal to the fair value of its interest in the Fund, such determination to be made as of the date of withdrawal and based on the Limited Partner’s right to share in distributions of the Fund (taking into account its Carried Interest) assuming the Fund’s Investments were sold as of that date at their value determined in accordance with the valuation guidelines adopted pursuant to Section 12.6.

(B) provided in the North Carolina Act with respect to distributions to be made to limited partners upon withdrawal from a limited partnership, with any determination of fair value of the Limited Partner’s Fund interest to be determined in accordance with the valuation guidelines adopted pursuant to Section 12.6; and

(C) in the event the operations are continued upon the withdrawal of the General Partner, the General Partner shall have the right to a distribution from the Fund of an amount equal to the fair value of the General Partner’s interest in the Fund, such determination to be made as of the date of withdrawal and based upon the General Partner’s rights to share in distributions of the Fund (taking into account its Carried Interest) assuming the Fund’s Investments were sold as of that date at their value determined in accordance with the valuation guidelines adopted pursuant to Section 12.6.

(ii) In addition, any distribution or payment to a withdrawing Partner may, in the sole discretion of the General Partner, be made (i) in cash, (ii) in a pro rata distribution of Securities, in accordance with any special provisions in Article IX dealing with distributions in kind to Limited Partners subject to special governmental regulations, (iii) in the form of a promissory note, the terms of which shall be mutually agreed upon by the General Partner and the withdrawing Partner and which shall provide for partial payments of a distribution, as if such promissory note represented an equity interest in the Fund, at the time of cash distributions to the Partners, or (iv) in any combination of the foregoing items (i) through (iii).

(iii) All distributions from the Fund are subject to the SBIC Act and any required approval of the SBA and to the North Carolina Act.

(iv) Except to the extent permitted under the SBIC Act or consented to by the SBA, the right of the General Partner or any Limited Partner to receive any distribution from the Partnership as a result of such Partner’s withdrawal, including any right any such Partner may have as a creditor of the Partnership with respect to the amount of any such distribution, is subordinate to any amount due the SBA by the Partnership.

(f) Conforming Amendment. Upon the withdrawal of any Partner from the Fund pursuant to this Section, the Partners (including the withdrawing Limited Partner) shall enter into an amendment to this Agreement reflecting such withdrawal and amending such provisions of this Agreement, including without limitation the provisions regarding allocations and distributions during the term of the Fund and upon its liquidation, as may be appropriate, so that the intent, spirit, operation and effect of such allocation, distribution and other provisions shall, to the maximum extent possible, be preserved after taking into account the withdrawal of such Partner. The General Partner, in accordance with Section 13.6 of this Agreement, shall be authorized to execute this conforming amendment on behalf of the Partners.

ARTICLE XI

TERMINATION, DISSOLUTION, AND LIQUIDATION OF FUND

11.1 Term and Dissolution of the Fund.

(a) Unless sooner dissolved pursuant to the provisions hereof, including without limitation Section 2.9 and the other provisions of this Section 11.1, the Fund shall continue until the later of (i) the date that is ten (10) years after the final date on which a Subsequent Closing may occur pursuant to Section 4.1 or (ii) the date that is two (2) years after all Outstanding Leverage has matured and been satisfied in full, subject to being extended in accordance with this Section or sooner dissolved in accordance with this Section or by operation of law (including without limitation pursuant to the North Carolina Act).

(b) Such initial ten (10)-year period may be extended for up to two additional two-year periods by the General Partner at its sole discretion. The General Partner shall promptly notify the Limited Partners of any decision to so extend the term of the Fund. The term of the Fund also may be extended beyond the original term (and any permitted extension thereof) by written resolution of the General Partner and a Limited Partner Majority, but not past December 31, 2099.

(c) The Fund shall not be dissolved in the event of the dissolution, death, Bankruptcy, insolvency, incompetence, insanity, disability, substitution, or admission or withdrawal of any Limited Partner, or any other similar event involving the existence, status, or organization of a Limited Partner.

(d) The General Partner, with the consent of a Limited Partner Majority, may dissolve the Fund at any time on not less than ninety (90) days’ prior written notice of such dissolution to the SBA and any non-consenting Limited Partners (or upon such other period of notice of as may be required by the North Carolina Act), but only after the later to occur of ten (10) years from the date of formation of the Fund, and if all Outstanding Leverage has been repaid or redeemed in full and all amounts due to the SBA, its agent or trustee have been paid in full.

(e) Upon an event of withdrawal (as defined in the North Carolina Act) of the General Partner, the Fund shall be dissolved unless within ninety (90) days after such event of withdrawal, a Limited Partner Majority agrees in writing to continue the operations of the Fund and to the appointment of one or more general partners of the Fund (subject to SBA approval).

11.2 Liquidator. At dissolution, the Fund’s assets shall be liquidated in an orderly manner. The General Partner shall be the liquidator (the “Liquidator”) to wind up the affairs of the Fund pursuant to this Agreement; provided that, if there shall be no General Partner at dissolution, a Limited Partner Majority may designate one or more other Persons to act as the Liquidator instead of the General Partner.

11.3 Liquidating Distributions. The Liquidator shall cause the Fund to pay or provide for the satisfaction of the Fund’s liabilities and obligations to creditors. Any Net Profit or Net Loss realized in connection with the liquidation of the Fund after such liabilities and obligations are satisfied shall be allocated among the Partners in accordance with the provisions of Article VIII of this Agreement, and any remaining assets of the Fund shall be distributed to the Partners in cash (to the extent feasible) in proportion to the positive balances in their respective Capital Accounts (and, if a distribution in kind is necessary, after allocating any Net Profit or Net Loss attributable to such distribution). If a distribution in kind is necessary, it shall be made in accordance with special provisions in Article IX of this Agreement dealing with distributions in kind to Limited Partners. In performing its duties, the Liquidator is authorized to sell, exchange, or otherwise dispose of the assets of the Fund in such reasonable manner as the Liquidator shall determine to be in the best interests of the Partners. The Liquidator shall have the authority to temporarily withhold distributions hereunder as reserves in a manner and for purposes similar to the manner and purposes of withholding of distributable cash and Securities pursuant to Section 9.5.

11.4 Expenses of Liquidation. The expenses incurred by the Liquidator in connection with winding up the Fund, all other losses or liabilities of the Fund incurred in accordance with the terms of this Agreement, and, if the Liquidator is not the General Partner, reasonable compensation for the services of the Liquidator, shall be borne by the Fund.

11.5 Duration of Liquidation. A reasonable time shall be allowed for the winding up of the affairs of the Fund in order to minimize any losses otherwise attendant upon such winding up, provided that the Liquidator shall use its reasonable best efforts to carry out the liquidation in conformity with the timing requirements of Treasury Regulation Section 1.704-1(b)(2)(ii)(g). The Liquidator will use its reasonable best efforts to dispose of or distribute all Fund assets within one year of dissolution, but will not be bound to do so or be liable in any way to any Partner for failure to do so. For purposes of this section, the date of liquidation of the Fund shall be the date on which the Fund has ceased to be a going concern, and the Fund shall not be deemed to have ceased to be a going concern until it has sold, distributed, or otherwise disposed of all of its Investments.

ARTICLE XII

ACCOUNTING, RECORDS AND REPORTS

12.1 Fiscal Year. The fiscal year of the Fund shall be the period ending on December 31st.

12.2 Keeping of Accounts and Records. The Fund shall maintain books and records in accordance with Treasury Regulation § 1.704 - l(b), the provisions of the SBIC Act regarding financial accounts and reporting, and generally accepted accounting principles (except as otherwise provided herein). The financial statements of the Fund shall be audited and certified as of the end of each fiscal year by a firm of independent certified public accountants selected by the General Partner.

12.3 Inspection Rights. In accordance with the North Carolina Act, at any time while the Fund continues and until its complete liquidation (but only during reasonable business hours), each Limited Partner (or the designee thereof) may examine fully and audit the Fund’s books, records, accounts and assets, including bank balances, and make, or cause to be made, any examination or audit at such Partner’s expense. Each Partner (or the designee thereof) may, during normal business hours, examine, or request that the General Partner furnish, such additional information as is reasonably necessary to enable the requesting Partner (or the designee thereof) to review the state of the financial affairs of the Fund. Notwithstanding the foregoing, the management of the affairs of the Fund shall be in the complete control of the General Partner and the General Partner shall have the benefit of any confidential information provisions of the North Carolina Act.

12.4 Annual Reports. The General Partner shall transmit to the Limited Partners after the close of each fiscal year a report on the affairs of the Fund during such fiscal year, including the audited financial statements required by Section 12.5, a statement containing a valuation of the Fund’s Investments, a summary of new Investments made by the Fund during the fiscal year, and changes in Portfolio Companies occurring during the fiscal year that materially affect the Fund’s Investment therein.

12.5 Audited Statements. The books and records of the Fund shall be audited and certified, subject to valuation, as of the end of each fiscal year by an independent certified public accounting firm selected by the General Partner.

12.6 Valuation of Assets. The Fund shall adopt written guidelines for determining the value of its Assets, which guidelines shall be those guidelines recommended by the SBA. Assets held by the Fund shall be valued by the General Partner in a manner consistent with such guidelines and the SBIC Act. To the extent that the SBIC Act requires any Asset held by the Fund to be valued other than as provided in this Agreement, the General Partner shall value such Asset in such manner as it determines to be consistent with the SBIC Act. Assets held by the Fund shall be valued not less often than annually (or more often, as the SBA may require), and shall be valued not less often than semi-annually (or more often, as the SBA may require) at any time that the Fund has Outstanding Leverage.

12.7 Tax Matters Partner. The tax matters partner, as defined in Section 6231 of the Code, of the Fund shall be the General Partner (the “Tax Matters Partner”). The Tax Matters Partner shall not resign as tax matters partner of the Fund unless, on the effective date of such resignation, the Fund has designated another general partner as Tax Matters Partner and that general partner has given its consent in writing to its appointment as Tax Matters Partner. The Tax Matters Partner shall receive no additional compensation from the Fund for its services in that capacity, but all expenses incurred by the Tax Matters Partner in such capacity shall be borne by the Fund. The Tax Matters Partner is authorized to employ such accountants, attorneys and agents as it, in its sole discretion, determines are necessary to or useful in the performance of its duties. The Tax Matters Partner shall take such action, to the extent necessary, so as to qualify the Fund as a “partnership” and not an “association” under the Code.

12.8 Tax Returns. The Fund’s annual tax return, IRS Form 1065 and Schedule K-1 shall be prepared and delivered to each of the Partners within approximately ninety (90) days after the end of each calendar year or as soon thereafter as reasonably possible after receipt of all Schedule K-1s and IRS Form 1099s from Portfolio Companies required to issue such form or schedule.

ARTICLE XIII

MISCELLANEOUS

13.1 Amendment. Any amendment of the provisions of this Agreement requires the prior written approval of the SBA. Furthermore, and except as is otherwise specifically stated in this Agreement (including without limitation Section 2.9), any modification or amendment to the terms and provisions of this Agreement or the Articles of Limited Partnership may only be made with the written consent of the General Partner and a Limited Partner Majority. In addition to the foregoing, except as otherwise expressly provided herein, no amendment may be made that enlarges the obligations of any Partner under this Agreement, dilutes the relative interest of any Partner in the profits or capital of the Fund or in Fund allocations and distributions attributable to the interest owned by such Partner, changes the balance of a Partner’s Contributions Account or Capital Account, modifies the method of allocation of Net Profit and Net Loss set forth herein, modifies any provision herein requiring the consent of all the Limited Partners to a specified action, or otherwise arguably adversely affects any Limited Partner in relation to any other Limited Partner unless each Limited Partner who is arguably adversely affected thereby has expressly consented in writing to such amendment. Notwithstanding the foregoing, the General Partner may make clarifying changes to this Agreement that are not adverse to the Limited Partners, taking into account the disclosure contained in the Fund’s Confidential Offering Memorandum relating to investments in the Fund. The terms of this Section shall not be modified or amended without the consent of all Limited Partners. Upon approval of any amendment by the requisite parties, the General Partner shall be authorized to execute the amendment on behalf of the Limited Partners. The General Partner shall promptly furnish copies of any amendments to this Agreement or the Articles of Limited Partnership to all Partners.

13.2 Standard of Care.

(a) None of the General Partner, the Tax Matters Partner, any member of the Board of Directors, any Investment Advisor/Manager, or any partner shareholder, director, officer, employee or any Affiliate of any such Person shall be liable to the Fund or any Partner for any action taken or omitted to be taken by it or any other Partner or other Person in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Fund, and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful.

(b) None of any Limited Partner, any member of any Fund committee or board (including the Advisory Board), or any member of the Board of Directors, who is not an Affiliate of the General Partner, shall be liable to the Fund or any Partner as a result of any decision made in good faith by such Limited Partner or member, in his capacity as such.

(c) Any of the foregoing Persons named in this Section 13.2 may consult with reputable legal counsel selected by them and shall be fully protected, and shall incur no liability to the Fund or any Partner, in acting or refraining to act in good faith in reliance upon the opinion of advice of such counsel.

(d) This Section shall not constitute a modification, limitation or waiver of Section 314(b) of the SBIC Act, or a waiver by the SBA of any of its rights pursuant to such Section 314(b).

13.3 Indemnification.

(a) The Fund shall indemnify and hold harmless, but only to the extent of Assets Under Management, the General Partner, any member of the Board of Directors, any Investment Advisor/Manager, any partner, member, manager, owner, shareholder, director, officer, employee or Affiliate of any such Person from any and all costs, expenses, damages, claims, liabilities, fines and judgments (including the reasonable cost of the defense of any claim or action and any sums that may be paid with the consent of the Fund in settlement thereof) that may be incurred by or asserted against such Person, by reason of any action taken or omitted to be taken on behalf of the Fund and in furtherance of its interests.

(b) The Fund shall indemnify and hold harmless, but only to the extent of Assets Under Management, the Limited Partners, any member of the Board of Directors, and members of any Fund committee or board who are not Affiliates of the General Partner or any Investment Advisor/Manager from any and all costs, expenses, damages, claims, liabilities, fines and judgments (including the reasonable cost of the defense of any claim or action and any sums that may be paid with the consent of the Fund in settlement thereof) that may be incurred by or asserted against such Person, by any third party on account of any matter or transaction of the Fund, which matter or transaction occurred during the time that such Person has been a Limited Partner or such member.

(c) The Fund shall have power, in the discretion of the General Partner, to agree to indemnify on the same terms as set forth in this Section any Person who is or was serving, pursuant to a prior written request from the Fund, as a consultant to, agent for or representative of the Fund as a director, manager, general partner, officer, employee, agent of or consultant to another Person, against any liability asserted against such individual and incurred by such individual in any such capacity, or arising out of such Person’s status as such.

(d) No Person shall be entitled to claim any indemnity or reimbursement under subsections (a), (b) or (c) above in respect of any such cost, expense, damage, liability, claim, fine, judgment (including any cost of the defense of any claim, action, suit, proceeding or investigation, by or before any court or administrative or legislative body or authority) that may be incurred by such Person that results from the failure of such Person to act in accordance with the provisions of this Agreement and the applicable standard of care set forth in Section 13.2. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contender or its equivalent, shall not, of itself, preclude a determination that such Person acted in accordance with the applicable standard of care set forth in Section 13.2.

(e) To the extent that a Person claiming indemnification under subsections (a), (b) or (c) has been successful on the merits in defense of any action, suit or proceeding referred to in such subsections (a), (b) or (c) or in defense of any claim, issue or matter therein, such Person shall be indemnified with respect to such matter as provided in such subsection. Except as provided in the foregoing sentence and as provided in subsection (h) below with respect to advance payments, any indemnification under this Section shall be paid only upon determination that the Person to be indemnified has met the applicable standard of conduct set forth in Section 13.3(a) or (b).

(f) A determination that a Person to be indemnified under this Section has met the applicable standard set forth in Section 13.2(a) or (b) shall be made by (i) the General Partner, with respect to the indemnification of any Person other than a Person claiming indemnification under subsection (a) above, (ii) a committee of the Fund appointed by the Limited Partner Majority whose members are not affiliated with the General Partner or any Investment Advisor/Manager with respect to indemnification of any Person indemnified under subsection (a) above or (iii) at the election of the General Partner, independent legal counsel selected by the General Partner, with respect to the indemnification of any Person indemnified under this Section, in a written opinion.

(g) In making any such determination with respect to indemnification under subsection (f), the decision-maker shall be authorized to make such determination on the basis of its evaluation of the records of the General Partner, the Fund or any Investment Advisor/Manager to the Fund and of the statements of the party seeking indemnification with respect to the matter in question and shall not be required to perform any independent investigation in connection with any such determination. Any party making any such determination is authorized, however, in its sole discretion, to take such other actions (including engaging counsel) as it deems advisable in making such determination.

(h) Expenses incurred by any Person in respect of any such costs, expenses, damages, claims, liabilities, fines, and judgments (including any cost of the defense of any claim, action, suit, proceeding or investigation, by or before any court or administrative or legislative body or authority) may be paid by the Fund in advance of the final disposition of any such claim or action upon receipt of an undertaking by or on behalf of such Person to repay such amount unless it shall ultimately be determined as provided in subsection (e) or (f) above that such Person is not entitled to be indemnified by the Fund as authorized in this Section.

(i) The rights provided by this Section shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of each Person eligible for indemnification hereunder.

(j) The rights to indemnification provided in this Section shall be the exclusive rights of all Partners to indemnification by the Fund. No Partner shall enter into, or make any claim under, any other agreement with the Fund (whether direct or indirect) providing for indemnification. The General Partner shall not enter into any agreement with any Person which is an employee, officer, director, partner or shareholder of it, or an Affiliate, Associate or Control Person of any of the foregoing, providing for indemnification of any such Person unless such agreement provides for a determination with respect to such indemnification as provided under subsection (f)(ii) or (iii) above. The provisions of this Section shall not apply to indemnification of any Person that is not at the expense (whether in whole or in part) of the Fund.

(k) The Fund may purchase and maintain insurance on its own behalf, or on behalf of any Person, with respect to liabilities of the types described in this Section. The Fund may purchase such insurance regardless of whether such Person is acting in a capacity described in this Section or whether the Fund would have the power to indemnify such Person against such liability under the provisions of this Section.

13.4 Waivers and Consents.

(a) The General Partner’s (or its members’) noncompliance with any provision hereof in any single transaction or event may be waived in writing by a Limited Partner Majority; provided, however, that no such waiver of noncompliance shall be effective if such noncompliance arguably has an adverse effect on any Limited Partner in relation to any other Limited Partner unless such waiver is approved by each Limited Partner who is arguably adversely affected thereby. No waiver with respect to any event of noncompliance shall be deemed a waiver of any subsequent event of noncompliance.

(b) Except as provided in the SBIC Act and Section 3.5(d), a consent or approval required to be given by the SBA under this Agreement shall be deemed given and effective for purposes of this Agreement only if the consent or approval is given by SBA in writing and delivered by SBA to the party requesting the consent or approval in the manner provided with respect to the delivery of notice in Section 13.5. When this Agreement provides for the consent of the SBA, such consent shall not be required to be obtained to the extent not so required under the SBIC Act.

13.5 Notices. Except where otherwise specifically provided in this Agreement, all notices, requests, consents, approvals and statements shall be in writing and shall be deemed to have been properly given if by personal delivery when delivered or if mailed from within the United States by first class U.S. mail, postage prepaid, five days after mailing, or if sent by prepaid telegram or electronic facsimile transmission or telex, upon receipt of confirmation thereof, or if by overnight courier service the day of delivery, addressed in each case, (i) if to the Fund, the General Partner, or the Management Company, at the address of the General Partner set forth in Section 2.3, (ii) if to any Limited Partner, to the address of such Limited Partner as set forth in Schedule A, in each case, to such other address or addresses as the addressee may have specified by written notice as aforesaid to the other parties, and (iii) if to the SBA, at the address of the Investment Division of the SBA and, if so required under any provision of this Agreement, in duplicate at the address of the Office of the General Counsel of the SBA.

13.6 Power of Attorney.

(a) Each of the Limited Partners hereby constitutes and appoints the General Partner, with full power of substitution, as its true and lawful representative and attorney-in-fact, with full power and authority in its name, place and stead, to make, execute, sign, acknowledge, and deliver or file (1) the Articles of Limited Partnership and any amendments thereto or other instruments, documents, and certificates that may from time to time be required by any law to effectuate, implement and continue the valid and subsisting existence of the Fund, (2) all instruments, documents and certificates that may be required to effectuate the dissolution and termination of the Fund in accordance with the provisions hereof and of the North Carolina Act, (3) such amendments to this Agreement as this Agreement specifies may be executed by the General Partner on its behalf, (4) any other instrument, certificate or document required from time to time to admit a Partner, to effect its admission as a Partner, to effect the admission of a Partner’s assignee as a Substitute Limited Partner, or to reflect any action of the Partners provided for in this Agreement, and (5) any other instrument, certificate or document which may be required under the laws, regulations or procedures of the United States, any state, or any governmental entity in any jurisdiction in which the Fund is conducting or intends to conduct its activities, or which may otherwise be deemed appropriate by the General Partner.

(b) Each of the Limited Partners is aware that the terms of this Agreement permit certain amendments to the Articles of Limited Partnership and this Agreement to be effected and certain other actions to be taken by or with respect to the Fund, in each case with the approval or by the vote of less than all the Partners. If, as, and when (i) an amendment of the Articles of Limited Partnership or this Agreement is proposed or an action is proposed to be taken by or with respect to the Fund that does not require, under the terms of this Agreement, the approval of all of the Partners, and (ii) Partners holding the interest in the Fund specified in this Agreement as being required for such amendment or action have approved such amendment or action in the manner contemplated by this Agreement, each Partner agrees that the special power of attorney specified in clause (a) above, with full power of substitution, is hereby authorized and empowered to execute, acknowledge, make, swear to, verify, deliver, record, file, and/or publish, for and on behalf of such non-approving Partner, and in its name, place and stead, any and all instruments and documents which may be necessary or appropriate to permit such amendment to be lawfully made or action lawfully taken. Each Partner is fully aware that it and each other Partner has executed this special power of attorney, and that each Partner will rely on the effectiveness of such powers with a view to the orderly administration of the Fund’s affairs.

(c) The foregoing grant of authority (i) is a special power of attorney coupled with an interest in favor of the General Partner and as such shall be irrevocable and shall survive the death or disability of a Partner that is a natural person or the merger, dissolution or other termination of the existence of a Partner that is a corporation, association, limited liability company, partnership or trust, and (ii) shall survive the assignment by the Partner of the whole or any portion of its interest, except that where the assignee of a Partner’s entire interest has furnished a power of attorney substantially similar hereto, this power of attorney shall survive such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument necessary to effect any admission of the assignee as a Substitute Limited Partner for the assignor and shall thereafter terminate.

13.7 Non-Voting Limited Partner Interests. Where the interests held by any Partner subject to the Bank Holding Company Act of 1956, as amended (a “BHC Partner”), exceeds five percent (5%) of the then total outstanding interests (measured by the Partner’s relative Contributions Accounts and exclusive of the Nonvoting Interests, as defined below) and the BHC Partner has not received the approval of the Board of Governors of the Federal Reserve System to hold more than five percent (5%) of the interests, the amount of the Fund interests held by the BHC Partners in excess of five percent (5%) shall constitute a separate class of partnership interests hereinafter referred to as “Nonvoting Interests.” The rights, privileges, benefits and liabilities appertaining to the Nonvoting Interests shall be identical in all respects to the rights, privileges, benefits and liabilities appertaining to all other interests, except that holders of Nonvoting Interests shall not be entitled to vote upon or give consents in respect of any action by the Limited Partners, except those matters that, in the judgment of the BHC Partner, acting upon advice of legal counsel, would significantly and adversely affect the rights or preference of its interests. In addition, to the extent the aggregate amount of the interests, including Nonvoting Interests held by the BHC Partner shall at any time exceed twenty-four and 99/100ths percent (24.99%) of the aggregate amount of all outstanding interests, including Nonvoting Interests, the BHC Partner shall be permitted to Transfer such interest subject to the provisions hereof, including the consent of the General Partner, which consent shall not be unreasonably withheld.

13.8

13.9 Waiver of Partition. Each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Fund’s property.

13.10 Additional Documents. Each Partner hereby agrees to execute all certificates, counterparts, amendments, instruments or documents that may be required by laws of the various states or other jurisdictions in which the Fund conducts its activities to conform with the laws of such states or other jurisdictions governing limited partnerships.

13.11 Binding on Successors. This Agreement shall be binding upon and it shall inure to the benefit of the respective heirs, successors, assigns and legal representatives of the parties hereto.

13.12 Counterparts. This Agreement or any amendment hereto may be signed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one agreement (or amendment, as the case may be).

13.13 Action by Limited Partners. Whenever action is required by this Agreement to be taken by those Limited Partners whose aggregate Commitments equal or exceed a specified percentage of the aggregate Commitments of the Limited Partners such action shall be deemed to be valid if taken upon written vote or written consent by those Limited Partners whose aggregate Commitments represent the specified percentage of the aggregate Commitments of all Limited Partners. Except where a higher percentage requirement is expressly specified herein, whenever action is required by this Agreement to be taken by the Limited Partners, such action shall be deemed to be valid if taken upon written vote or written consent by the Limited Partner Majority. With respect to any interests held as a Limited Partner by the General Partner or any of its Affiliates, the General Partner and its Affiliates shall have no voting rights as a Limited Partner (and their interests as Limited Partners shall be disregarded) with respect to all matters voted upon by the Limited Partners.

13.14 Governing Law. This Agreement shall be governed by and construed in accordance with applicable Federal laws and the internal laws of the State of North Carolina.

13.15 Authority of General Partner. No Person dealing with the General Partner shall be required to determine its authority to make any commitment or undertaking on behalf of the Fund, nor to determine any fact or circumstance bearing upon the existence of its authority and notwithstanding anything to the contrary contained herein, the acts of the General Partner in carrying out the activities of the Fund as authorized herein shall bind the Fund.

13.16 Contract Construction.

(a) Whenever the content of this Agreement permits, the masculine gender shall include the feminine and neuter genders and vice versa, and reference to singular or plural shall be interchangeable with the other. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if any such invalid or unenforceable provisions were omitted. References in this Agreement to particular sections of the Code or the North Carolina Act shall be deemed to refer to such sections as they may be amended after the date of this Agreement. Captions in this Agreement are for convenience only and do not define or limit any term of this Agreement.

(b) Except as otherwise expressly provided herein, or unless the context otherwise requires, (i) references to “Sections,” “Exhibits” or “Schedules” without reference to a document or statute are to the designated Sections of or Exhibits or Schedules to this Agreement, (ii) references to “subsection” without reference to a particular Section are to the Section in which such subsection reference is contained, and (iii) the words “herein,” “hereof,” “herewith,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision.

(c) This Agreement, and all other written agreements executed by or on behalf of the General Partner and/or the Private Limited Partners and executed or approved in writing by SBA, up to and including the date of this Agreement (such other written agreements, collectively, the “SBA Agreements”), state the entire understanding among the parties relating to the subject matter of this Agreement and the SBA Agreements. Any and all prior conversations, correspondence, memoranda or other writings are merged in, and replaced by this Agreement and the SBA Agreements, and are without further effect on this Agreement and the SBA Agreements. No promises, covenants, representations or warranties of any character or nature other than those expressly stated in this Agreement and the SBA Agreements have been made to induce any party to enter into this Agreement or any SBA Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Limited Partnership Agreement on the date first above written.

CAPITALSOUTH PARTNERS F-II, LLC, as General Partner and a Limited Partner of the Fund

By:
Name: Joseph B. Alala, III Title: Manager, President and Chief Executive Officer

SCHEDULE A

to

Amended and Restated Limited Partnership Agreement

of

CapitalSouth Partners Fund II Limited Partnership

See attached, subject to updating from time to time by the Fund and/or General Partner

SCHEDULE B

to

Amended and Restated Limited Partnership Agreement

of

CapitalSouth Partners Fund II Limited Partnership

Updated as of September 1, 2003

Nonqualified Entity Institutional Investor	Qualified Individual Institutional Investor

None

Exhibit 1 to Limited Partnership Agreement of CapitalSouth Partners Fund II Limited Partnership

SBA ANNEX GDP

Version 3.0

PROVISIONS FOR

AN AGREEMENT OF LIMITED PARTNERSHIP

FOR AN SBIC ISSUING DEBENTURES ONLY

SBA ANNEX OF PROVISIONS FOR

AN AGREEMENT OF LIMITED PARTNERSHIP

FOR A SECTION 301(c) LICENSEE ISSUING DEBENTURES ONLY

The original version of this document was drafted by the law firm of O’Sullivan Graev & Karabell, in collaboration with the law firms of Pepper, Hamilton & Scheetz and Foley, Hoag & Eliot, the National Association of Small Business Investment Companies, and the Office of the General Counsel of the United States Small Business Administration.

The Small Business Administration does not endorse or approve law firms. The above legend is not an endorsement or approval by the Small Business Administration of any law firm identified therein, and no representation to the contrary by any party is authorized.

SBA Annex GDP - Version 3.0 - February 10, 2000

SBA ANNEX GDP

Version 3.0

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SECTION 8.03	NOTICES	24

SECTION 8.04	CONSENTS AND APPROVALS	24

SECTION 8.05	AMENDMENTS	24

SECTION 8.06	APPLICABLE LAW	25

SECTION 8.07	SEVERABILITY	25

SECTION 8.08	ENTIRE AGREEMENT	25

Exhibit I – Valuation Guidelines

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SBA Annex GDP - Version 3.0 - February 10, 2000

SBA ANNEX GDP

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ARTICLE 1

General Provisions

Section 1.01 Definitions.

For the purposes of this Annex, the following terms have the following meanings:

“Act” means the state statute under which the Partnership is organized.

“Affiliate” has the meaning stated in the SBIC Act.

“Agreement” means this agreement of limited partnership, as amended from time to time. References to this Agreement will be deemed to include all provisions incorporated in this Agreement by reference.

“Assets” means common and preferred stock (including warrants, rights and other options relating to such stock), notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, and other properties or interests commonly regarded as securities, and in addition, interests in real property, whether improved or unimproved, and interests in personal property of all kinds (tangible or intangible) choses in action, and cash, bank deposits and so-called “money market instruments”.

“Assets Under Management” means, as of any specified date, the value of all Assets owned by the Partnership (the value to be determined as provided in this Agreement), including contributions requested and due from Partners and uncalled amounts of Commitments that are included in the Partnership’s regulatory capital (as such term is used in the SBIC Act), less the amount of any liabilities of the Partnership, determined in accordance with generally accepted accounting principles, consistently applied.

“Associate” has the meaning stated in the SBIC Act.

“Certificate of Limited Partnership” means the certificate of limited partnership with respect to the Partnership filed for record in the state in which the Partnership is organized.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder and interpretations thereof promulgated by the Internal Revenue Service, as in effect from time to time.

“Commitments” means the capital contributions to the Partnership that the Partners have made or are obligated to make to the Partnership. The amounts and terms of the Commitments of the General Partner and the Private Limited Partners will be as stated in this Agreement.

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“Control Person” has the meaning stated in the SBIC Act.

“Debentures” has the meaning stated in the SBIC Act.

“Designated Party” means any of the General Partner, any Investment Adviser/ Manager, and any partner, member, manager, stockholder, director, officer, employee or Affiliate of the General Partner and any Investment Adviser/ Manager.

“Distributable Securities” has the meaning stated in the SBIC Act.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder and interpretations thereof promulgated by the Department of Labor, as in effect from time to time.

“General Partner” means the general partner or general partners of the Partnership, as set forth in this Agreement.

“Indemnifiable Costs” means all costs, expenses, damages, claims, liabilities, fines and judgments (including the reasonable cost of the defense, and any sums which may be paid with the consent of the Partnership in settlement), incurred in connection with or arising from a claim, action, suit, proceeding or investigation, by or before any court or administrative or legislative body or authority.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the regulations thereunder and interpretations thereof promulgated by the Securities and Exchange Commission, as in effect from time to time.

“Investment Adviser/Manager” has the meaning stated in the SBIC Act.

“Leverage” has the meaning stated in the SBIC Act.

“Management Compensation” means the amounts payable by the Partnership to the General Partner or Investment Adviser/Manager, as provided in Section 3.03.

“Outstanding Leverage” means the total amount of outstanding securities (including, but not limited to, Debentures) issued by the Partnership which qualify as Leverage and have not been redeemed or repaid as provided in the SBIC Act.

“Partners” means the General Partner and the Private Limited Partners.

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“Partnership” means the limited partnership established by this Agreement.

“Private Limited Partners” means any limited partners of the Partnership.

“SBA” means the United States Small Business Administration.

“SBA Agreements” has the meaning stated in Section 8.08.

“SBIC” means a small business investment company licensed under the SBIC Act.

“SBIC Act” means the Small Business Investment Act of 1958, as amended, and the rules and regulations thereunder and interpretations thereof promulgated by SBA, as in effect from time to time.

“Specified Majority in Interest of the Private Limited Partners” means Private Limited Partners whose capital contributions represent a majority (or such other greater percentage as is set forth here:              percent (            %)) of the capital contributions of all Private Limited Partners as of the time of determination.

Section 1.02 Admission of Partners.

Without the prior approval of SBA, no person may be admitted as:

(i)	a General Partner, or

(ii)	a Private Limited Partner with an ownership interest of ten percent (10%) or more of the Partnership’s capital.[1]

Section 1.03 Representations of Partners.

(a)	This Agreement is made with the General Partner in reliance upon the General Partner’s representation to the Partnership and SBA, that:

(i)	it is duly organized, validly existing and in good standing under the laws of the State in which it is organized, and is qualified to do business under the laws of each state where such qualification is required to carry on the business of the Partnership;

(ii)	it has full power and authority to execute and deliver this Agreement and to act as General Partner under this Agreement;

See 13 C.F.R. § 107.400(a) which requires SBA approval for the issuance or transfer of ownership interests of 10% or more of the capital of an SBIC.

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(iii)	this Agreement has been authorized by all necessary actions by it, has been duly executed and delivered by it, and is a legal, valid and binding obligation of it, enforceable according to its terms; and

(iv)	the execution and delivery of this Agreement and the performance of its obligations under this Agreement will not conflict with, or result in any violation of, or default under, any provision of any governing instrument applicable to it, or any agreement or other instrument to which it is a party or by which it or any of its properties are bound, or any provision of law, statute, rule or regulation, or any ruling, writ, order, injunction or decree of any court, administrative agency or governmental body applicable to it.

(b)	This Agreement is made with each Private Limited Partner in reliance upon each Private Limited Partner’s representation to the General Partner, the Partnership and SBA, that:

(i)	it has full power and authority to execute and deliver this Agreement and to act as a Private Limited Partner under this Agreement; this Agreement has been authorized by all necessary actions by it; this Agreement has been duly executed and delivered by it; and this Agreement is a legal, valid and binding obligation of it, enforceable against it according to its terms;

(ii)	the execution and delivery of this Agreement and the performance of its obligations under this Agreement do not require the consent of any third party not previously obtained, and will not conflict with, or result in any violation of, or default under, any provision of any governing instrument applicable to it, or any agreement or other instrument to which it is a party or by which it or any of its properties are bound, or any provision of law, statute, rule or regulation, or any ruling, writ, order, injunction or decree of any court, administrative agency or governmental body applicable to it;

(iii)	if the Private Limited Partner is a bank (as the term is used in the SBIC Act, at 15 U.S.C. § 682(b)), the total amount of such Private Limited Partner’s investments in SBICs, including such Private Limited Partner’s interest in the Partnership, does not exceed five percent (5%) of such Private Limited Partner’s capital and surplus[2];

Section 1.04 Notices With Respect to Representations by Private Limited Partners.

(a)	If any representation made by a Private Limited Partner in Section 1.03(b)(i), (ii) or (iii) ceases to be true, then the Private Limited Partner will promptly provide the Partnership with a correct separate written representation as provided in each such Section.

See Section 302(b) of the Small Business Investment Company Act of 1958, as amended.

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(b)	The Partnership will give SBA prompt notice of any corrected representation received from any Private Limited Partner under Section 1.04(a).

Section 1.05 Liability of Partners.

Nothing in this Agreement limits any liability of any Partner under any agreement between the Partner and SBA.

Section 1.06 Incorporation of this Annex into the Agreement.

The Agreement shall contain the following provision evidencing the incorporation of this Annex:

“The provisions of SBA Annex GDP attached to this Agreement are incorporated in this Agreement with the same force and effect as if fully set forth herein.”

ARTICLE 2

Purpose and Powers

Section 2.01 Purpose and Powers.

(a)	The Partnership is organized solely for the purpose of operating as a small business investment company under the SBIC Act and conducting the activities described under Title III of the SBIC Act. The Partnership has the powers and responsibilities, and is subject to the limitations, provided in the SBIC Act. The operations of the Partnership and the actions taken by the Partnership and the Partners will be conducted and taken in compliance with the SBIC Act.

(b)	Subject to Section 2.01(a), the Partnership may make, manage, own and supervise investments of every kind and character in conducting its business as a small business investment company.

(c)	Subject to the provisions of the SBIC Act, the Partnership has all powers necessary, suitable or convenient for the accomplishment of the purposes set forth in Section 2.01(a) and Section 2.01(b), alone or with others, as principal or agent, including without limitation, to engage in any lawful act or activity for which limited partnerships may be organized under the Act.

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ARTICLE 3

Management

Section 3.01 Authority of General Partner.

(a)	The management and operation of the Partnership and the formulation of investment policy is vested exclusively in the General Partner.

(b)	The act of the General Partner in carrying on the business of the Partnership will bind the Partnership.

(c)	In the case of any General Partner other than a natural person, at any time that the Partnership is licensed as an SBIC, the General Partner will not allow any person to serve as a general partner, director, officer or manager of the General Partner, unless such person has been approved by SBA.[3]

(d)	So long as the General Partner remains the general partner of the Partnership:

(i)	it will comply with the requirements of the SBIC Act, including, without limitation, 13 C.F.R. § 107.160(a) and (b),[4] as in effect from time to time; and

(ii)	in the case of any General Partner other than a natural person, except as set forth in Section 3.01(d)(iii), it will devote all of its activities to the conduct of the business of the Partnership and will not engage actively in any other business, unless its engagement is related to and in furtherance of the affairs of the Partnership.[5]

(iii)	The General Partner may, however:

(A)	act as the general partner or Investment Adviser/Manager for one or more other SBICs, and

(B)	receive, hold, manage and sell Assets received by it from the Partnership (or other SBIC for which it acts as general partner or Investment Adviser/Manager), or through the exercise or exchange of Assets received by it from the Partnership (or other SBIC for which it acts as general partner or Investment Adviser/Manager).

Note that 13 C.F.R. § 107.410 provides that any transaction resulting in control by any person not previously approved by SBA requires prior approval by SBA.

These regulations describe the organizational requirements for the General Partner.

See 13 C.F.R. § 107.160(b), which requires that if a general partner of a limited partnership SBIC is an entity (rather than a natural person), it must be organized for the sole purpose of serving as the general partner of one or more SBICs.

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Section 3.02 The Investment Adviser/Manager.6

(a)	Any agreement delegating any part of the authority of the General Partner to an Investment Adviser/Manager will:

(i)	be in writing, executed by the General Partner, the Partnership and the Investment Adviser/Manager,

(ii)	specify the authority so delegated, and

(iii)	expressly require that such delegated authority will be exercised by the Investment Adviser/Manager in conformity with the terms and conditions of such agreement, this Agreement and the SBIC Act.

(b)	Each agreement with an Investment Adviser/Manager, and any material amendment to any such agreement, is subject to the prior approval of SBA.[7]

Section 3.03 Management Compensation.

The Partnership will not pay any Management Compensation with respect to any fiscal year in excess of the amount of Management Compensation approved by SBA.8

Section 3.04 Partnership Expenses.9

All Partnership expenses paid by the Partnership will be made against appropriate supporting documentation. The payment by the Partnership of Partnership expenses will be due and payable as billed.

Section 3.05 Valuation of Assets.10

(a)	The Partnership will adopt written guidelines for determining the value of its Assets. Assets held by the Partnership will be valued by the General Partner in a manner consistent with the Partnership’s written guidelines and the SBIC Act. The Valuation Guidelines attached to this Agreement as Exhibit I are the Partnership’s written guidelines for valuation.[11]

See 13 C.F.R. § 107.50 for the definition of Investment Adviser/Manager, 13 C.F.R. § 107.510 for the basic requirements for a management contract and 13 C.F.R. §§ 107.140 and 107.510 for the requirements for SBA approval of Management Expenses.

This Section relates to 13 C.F.R. § 107.510(b), which requires SBA approval for any material amendment of a management contract. Note that even if a change does not require advance approval, 13 C.F.R. § 107.680(a) may still require a non-material amendment to be reported to SBA.

13 C.F.R. § 107.520 provides that SBA consent is required for increases in Management Expenses if an SBIC has Outstanding Leverage, and § 107.520(c) discusses required SBA approval of Management Expenses.

13 C.F.R. § 107.520 defines the types of expenses that will be considered Management Expenses, and certain types of expenses that are not considered Management Expenses.

13 C.F.R. § 107.503 discusses how an SBIC must value its portfolio investments.

13 C.F.R. § 107.503(b) provides that an SBIC must either adopt without change SBA’s model valuation policy set forth in section III of the Valuation Guidelines for SBICs or obtain SBA’s prior written approval of an alternative valuation policy. The model valuation policy is attached to this Agreement as Exhibit I.

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(b)	To the extent that the SBIC Act requires any Asset held by the Partnership to be valued other than as provided in this Agreement, the General Partner will value the Asset in such manner as it determines to be consistent with the SBIC Act.

(c)	Assets held by the Partnership will be valued at least annually (or more often, as SBA may require), and will be valued at least semi-annually (or more often, as SBA may require) at any time that the Partnership has Outstanding Leverage.[12]

Section 3.06 Standard of Care.

(a)	No Designated Party will be liable to the Partnership or any Partner for any action taken or omitted to be taken by it or any other Partner or other person in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Partnership, and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful.

(b)	Neither any Private Limited Partner, nor any member of any Partnership committee or board who is not an Affiliate of the General Partner, will be liable to the Partnership or any Partner as the result of any decision made in good faith by the Private Limited Partner or member, in its capacity as such.

(c)	Any Designated Party, any Private Limited Partner and any member of a Partnership committee or board, may consult with independent legal counsel selected by it and will be fully protected, and will incur no liability to the Partnership or any Partner, in acting or refraining to act in good faith in reliance upon the opinion or advice of such counsel.

This Section does not constitute a modification, limitation or waiver of Section 314(b) of the SBIC Act, or a waiver by SBA of any of its rights under Section 314(b).13

See 13 C.F.R. §§ 107.503(d) and 107.650, regarding the timing of valuations and reports.

Section 314(b) of the SBIC Act reads:

“(b) It shall be unlawful for any officer, director, employee, agent, or other participant in the management or conduct of the affairs of a licensee to engage in any act or practice, or to omit any act, in breach of his fiduciary duty as such officer, director, employee, agent, or participant, if, as a result thereof, the licensee has suffered or is in imminent danger of suffering financial loss or other damages.”

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In addition to the standards of care stated in this Section, this Agreement may also provide for additional (but not alternative) standards of care that must also be met.

Section 3.07 Indemnification.

(a)	The Partnership will indemnify and hold harmless, but only to the extent of Assets Under Management (less any Outstanding Leverage not included as a liability in the computation of Assets Under Management), any Designated Party, from any and all Indemnifiable Costs which may be incurred by or asserted against such person or entity, by reason of any action taken or omitted to be taken on behalf of the Partnership and in furtherance of its interests.

(b)	The Partnership will indemnify and hold harmless, but only to the extent of Assets Under Management (less any Outstanding Leverage not included as a liability in the computation of Assets Under Management), the Private Limited Partners, and members of any Partnership committee or board who are not Affiliates of the General Partner or any Investment Adviser/Manager from any and all Indemnifiable Costs which may be incurred by or asserted against such person or entity, by any third party on account of any matter or transaction of the Partnership, which matter or transaction occurred during the time that such person has been a Private Limited Partner or member of any Partnership committee or board.

(c)	The Partnership has power, in the discretion of the General Partner, to agree to indemnify on the same terms and conditions applicable to persons indemnified under Section 3.07(b), any person who is or was serving, under a prior written request from the Partnership, as a consultant to, agent for or representative of the Partnership as a director, manager, officer, employee, agent of or consultant to another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by the person in any such capacity, or arising out of the person’s status as such.

(d)	No person may be entitled to claim any indemnity or reimbursement under Section 3.07(a), (b) or (c) in respect of any Indemnifiable Cost that may be incurred by such person which results from the failure of the person to act in accordance with the provisions of this Agreement and the applicable standard of care stated in Section 3.06. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, preclude a determination that such person acted in accordance with the applicable standard of care stated in Section 3.06.

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(e)	To the extent that a person claiming indemnification under Section 3.07(a), (b) or (c) has been successful on the merits in defense of any action, suit or proceeding referred to in Section 3.07(a), (b) or (c) or in defense of any claim, issue or matter in any such action, suit or proceeding, such person must be indemnified with respect to such matter as provided in such Section. Except as provided in the foregoing sentence and as provided in Section 3.07(h) with respect to advance payments, any indemnification under this Section will be paid only upon determination that the person to be indemnified has met the applicable standard of conduct stated in Section 3.06(a) or Section 3.06(b).

(f)	A determination that a person to be indemnified under this Section has met the applicable standard stated in Section 3.06(a) or Section 3.06(b) may be made by (i) the General Partner, with respect to the indemnification of any person other than a person claiming indemnification under Section 3.07(a), (ii) a committee of the Partnership whose members are not affiliated with the General Partner or any Investment Adviser/Manager with respect to indemnification of any person indemnified under Section 3.07(a) or (iii) at the election of the General Partner, independent legal counsel selected by the General Partner, with respect to the indemnification of any person indemnified under this Section, in a written opinion.

(g)	In making any determination with respect to indemnification under (f), the General Partner, a committee of the Partnership whose members are not affiliated with the General Partner or any Investment Adviser/Manager or independent legal counsel, as the case may be, is authorized to make the determination on the basis of its evaluation of the records of the General Partner, the Partnership or any Investment Adviser/Manager to the Partnership and of the statements of the party seeking indemnification with respect to the matter in question and is not required to perform any independent investigation in connection with any determination. Any party making any such determination is authorized, however, in its sole discretion, to take such other actions (including engaging counsel) as it deems advisable in making the determination.

(h)	Expenses incurred by any person in respect of any Indemnifiable Cost may be paid by the Partnership before the final disposition of any such claim or action upon receipt of an undertaking by or on behalf of such person to repay such amount unless it is ultimately determined as provided in Section 3.07(e) or (f) that the person is entitled to be indemnified by the Partnership as authorized in this Section.

(i)	The rights provided by this Section will inure to the benefit of the heirs, executors, administrators, successors, and assigns of each person eligible for indemnification under this Agreement.

(j)	The rights to indemnification provided in this Section are the exclusive rights of all Partners to indemnification by the Partnership. No Partner may have any other rights to indemnification from the Partnership or enter into, or make any claim under, any other agreement with the Partnership (whether direct or indirect) providing for indemnification.

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(k)	The Partnership may not enter into any agreement with any person (including, without limitation, any Investment Advisor/Manager, Partner or any person that is an employee, officer, director, partner or shareholder, or an Affiliate, Associate or Control Person of any Partner) providing for indemnification of any such person (i) except as provided for under this Section, and (ii) unless such agreement provides for a determination with respect to the indemnification as provided under Section 3.07(f)(ii) or (iii).

(l)	The provisions of this Section do not apply to indemnification of any person which is not at the expense (whether in whole or in part) of the Partnership.

ARTICLE 4

Small Business Investment Company Matters

Section 4.01 SBIC Act.

The provisions of this Agreement must be interpreted to the fullest extent possible in a manner consistent with the SBIC Act. If any provision of this Agreement conflicts with any provision of the SBIC Act (including, without limitation, any conflict with respect to the rights of SBA or the respective Partners under this Agreement), the provisions of the SBIC Act will control.

Section 4.02 Consent or Approval of, and Notice to, SBA.

(a)	The requirements of the prior consent or approval of, and notice to, SBA in this Agreement will be in effect at any time that the Partnership is licensed as an SBIC or has Outstanding Leverage. These requirements will not be in effect if the Partnership is not licensed as an SBIC and does not have any Outstanding Leverage.[14]

(b)	Except as provided in the SBIC Act[15], a consent or approval required to be given by SBA under this Agreement will be deemed given and effective for purposes of this Agreement only if the consent or approval is:

Note that if an applicant for an SBIC license begins operations prior to receiving its license, SBA approval may be required for certain actions taken while the application is pending (e.g., prelicensing investments).

In certain cases the SBIC Act provides that SBA will be deemed to have consented to an action if SBA does not act within a specified period after receiving notice of the action. See, for example, 13 C.F.R. § 107.680(c).

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(i)	given by SBA in writing, and

(ii)	delivered by SBA to the party requesting the consent or approval in the manner provided for notices to such party under Section 8.03.

Section 4.03 Provisions Required by the SBIC Act for Issuers of Debentures.16

(a)	The provisions of 13 C.F.R. § 107.1810(i) are incorporated by reference in this Agreement as if fully stated in this Agreement.

(b)	The Partnership and the Partners consent to the exercise by SBA of all of the rights of SBA under 13 C.F.R. § 107.1810(i), and agree to take all actions that SBA may require in accordance with 13 C.F.R. § 107.1810(i).

(c)	This Section will be in effect at any time that the Partnership has outstanding Debentures, and will not be in effect at any time that the Partnership does not have outstanding Debentures.

(d)	Nothing in this Section may be construed to limit the ability or authority of SBA to exercise its regulatory authority over the Partnership as a licensed small business investment company under the SBIC Act.

Section 4.04 Effective Date of Incorporated SBIC Act Provisions.17

(a)	Any section of this Agreement which relates to Debentures issued by the Partnership and incorporates or refers to the SBIC Act or any provision of the SBIC Act (including, without limitation, 13 C.F.R. §§ 107.1810(i) and 107.1830 - 107.1850)) will, with respect to each Debenture, be deemed to refer to the SBIC Act or such SBIC Act provision as in effect on the date on which the Debenture was purchased from the Partnership.

(b)	Section 4.04(a) will not be construed to apply to:

(i)	the provisions of the SBIC Act which relate to the regulatory authority of SBA under the SBIC Act over the Partnership as a licensed small business investment company; or

(ii)	the rights of SBA under any other agreement between the Partnership and SBA.

This Section incorporates regulations relating to the special rights of SBA when the Partnership has outstanding Debentures. See also 13 C.F.R. § 107.1140 regarding the automatic agreement to and incorporation of 13 C.F.R. §§ 107.1800 through 107.1820 by an SBIC at the time of any issuance of Leverage.

See 13 C.F.R. § 107.1140 regarding the automatic agreement to and incorporation of 13 C.F.R. §§ 107.1800 through 107.1820 by an SBIC at the time of any issuance of Leverage.

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(c)	The parties acknowledge that references in this Agreement to the provisions of the SBIC Act relating to SBA’s regulatory authority refer to the provisions as in effect from time to time.

Section 4.05 SBA as Third Party Beneficiary.

SBA will be deemed an express third party beneficiary of the provisions of this Agreement to the extent of the rights of SBA under this Agreement and under the Act. SBA will be entitled to enforce the provisions (including, without limitation, the obligations of each Partner to make capital contributions to the Partnership) for the benefit of SBA, as if SBA were a party to this Agreement.

ARTICLE 5

Partners’ Capital Contributions

Section 5.01 Capital Contributions by Private Limited Partners.18

All capital contributions to the Partnership by Private Limited Partners must be in cash, except as provided in this Agreement and approved by SBA.

Section 5.02 Capital Contributions by the General Partner.

All capital contributions to the Partnership by the General Partner must be in cash, except as provided in this Agreement and approved by SBA.19

Section 5.03 Conditions to the Commitments of the General Partner and the Private Limited Partners.

(a)	Notwithstanding any provision in this Agreement to the contrary, on the earlier of (i) the completion of the liquidation of the Partnership or (ii) one year from the commencement of the liquidation, the General Partner and the Private Limited Partners will be obligated to contribute any amount of their respective Commitments, not previously contributed to the Partnership, if and to the extent that the other Assets of the Partnership have not been sufficient to permit at that time the redemption of all Outstanding Leverage, the payment of all amounts due with respect to the Outstanding Leverage as provided in the SBIC Act, and the payment of all other amounts owed by the Partnership to SBA.

SBA approval of noncash contributions is generally limited to qualified prelicensing investments. See 13 C.F.R. § 107.240 for the regulatory limitations on non-cash capital contributions.

See 13 C.F.R. § 107.240. Note that SBA approval of noncash contributions will be limited to qualified prelicensing investments.

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(b)	The provisions of this Section do not apply to the Commitment of any Private Limited Partner whose obligation to make capital contributions has been terminated or who has withdrawn from the Partnership, with the consent of SBA, under a provision of Article 5 or Article 8 or any agreement, release, settlement or action under any provision of this Agreement. No Private Limited Partner or General Partner has any right to delay, reduce or offset any obligation to contribute capital to the Partnership called under this Section by reason of any counterclaim or right to offset by the Partner or the Partnership against SBA.

Section 5.04 Failure to Make Required Capital Contributions.

The Partnership is entitled to enforce the obligations of each Partner to make the contributions to capital specified in this Agreement. The Partnership has all rights and remedies available at law or equity if any such contribution is not so made.

Section 5.05 Notice and Consent of SBA with regard to Capital Contribution Defaults.

(a)	The Partnership must give SBA prompt written notice of any default by a Private Limited Partner in making any capital contribution to the Partnership required under this Agreement which continues beyond any applicable grace period specified in this Agreement.

(b)	Unless SBA has given its prior consent or the provisions of Section 5.05(c) have become applicable, the Partnership will not (i) take any action (including entering into any agreement (whether oral or written), release or settlement with any Partner) which defers, reduces, or terminates the obligations of the Partner to make contributions to the capital of the Partnership, or (ii) commence any legal proceeding or arbitration, which seeks any such deferral, reduction or termination of such obligation. Without the consent of SBA (including SBA’s deemed consent under Section 5.05(c)) no such agreement, release, settlement or action taken will be effective with respect to the Partnership or any Partner.

(c)	If the Partnership has given SBA thirty (30) days prior written notice of any proposed legal proceeding, arbitration or other action described under Section 5.05(b) with respect to any default by a Private Limited Partner in making any capital contribution to the Partnership, and the Partnership has not received written notice from SBA that it objects to the proposed action within the thirty (30) day period, then SBA will be deemed to have consented to the proposed Partnership action.

(d)	Any notice given by the Partnership to SBA under this Section must:

(i)	be given by separate copies directed to each of the Investment Division and the Office of the General Counsel of SBA;

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(ii)	explicitly state in its caption or first sentence that the notice is being given with respect to a specified default by a Private Limited Partner in making a capital contribution to the Partnership and a proposed legal proceeding, arbitration, agreement, release, settlement or other action with respect to that default; and

(iii)	state the nature of the default, the identity of the defaulting Private Limited Partner, and the nature and terms of the proposed legal proceeding, arbitration, agreement, release, settlement or other action with respect to that default.

Section 5.06 Termination of the Obligation to Contribute Capital.

(a)	Any Private Limited Partner may elect to terminate its obligation in whole or in part to make a capital contribution required under this Agreement, or upon demand by the General Partner, will no longer be entitled to make such capital contribution, if the Private Limited Partner or the General Partner obtains an opinion of counsel as provided under Section 5.07 to the effect that making such contribution would require the Private Limited Partner to withdraw from the Partnership under Section 6.02 through Section 6.07.

(b)	Upon receipt by the General Partner of a notice and opinion as provided under Section 5.07, unless cured within the period provided under Section 5.08, the Commitment of the Private Limited Partner delivering the opinion will be deemed to be reduced by the amount of such unfunded capital contribution and this Agreement will be deemed amended to reflect a corresponding reduction of aggregate Commitments to the Partnership.

Section 5.07 Notice and Opinion of Counsel.

(a)	A copy of any opinion of counsel issued as described in Section 5.06 or Section 6.02 through Section 6.07 must be sent by the General Partner to SBA, together with (i) the written notice of the election of the Private Limited Partner or (ii) the written demand of the General Partner, to which the opinion relates.

(b)	An opinion rendered to the Partnership as provided in Section 5.06 or Section 6.02 through Section 6.07 will be deemed sufficient for the purposes of those Sections only if the General Partner and SBA each approve (i) the counsel rendering the opinion, and (ii) the form and substance of the opinion.

Section 5.08 Cure, Termination of Capital Contributions and Withdrawal.

(a)

Unless within ninety (90) days after the giving of written notice and opinion of counsel, as provided in Section 5.07, the Private Limited Partner or the Partnership eliminates the necessity for termination of the obligation of the Private Limited Partner to make further capital contributions or for the withdrawal of the Private Limited Partner from the Partnership in whole or in

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part to the reasonable satisfaction of the Private Limited Partner and the General Partner, the Private Limited Partner will withdraw from the Partnership in whole or in part to the extent required, effective as of the end of the ninety (90) day period.

(b)	Subject to the provisions of Section 5.04, in its discretion the General Partner may waive all or any part of the ninety (90) day cure period and cause such termination of capital contributions or withdrawal to be effective at an earlier date as stated in the waiver.

(c)	Any distributions made to a Private Limited Partner with respect to such Partner’s withdrawal under this Section will be subject to and made as provided in Section 6.08 .

ARTICLE 6

Dissolution, Liquidation, Winding Up and Withdrawal

Section 6.01 Dissolution.

(a)	The Partnership will be dissolved upon the first to occur of the following:

(i)	the later of:

(A)	the close of business on the date of dissolution of the Partnership (as such date is set forth in the Agreement in effect as of the date of formation of the Partnership); or

(B)	ten (10) years from the date of formation of the Partnership; or

(C)	two years after all Outstanding Leverage has matured; or20

(ii)	the determination of the Partners to dissolve and terminate the Partnership as provided in Section 6.01(c).

(b)	The Partnership will not dissolve upon the withdrawal, dissolution, bankruptcy, death or adjudication of incompetency or insanity of any Private Limited Partner.

See 13 C.F.R. § 107.160(c)(1) which prescribes the minimum duration for an SBIC in limited partnership form.

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(c)	The General Partner, with the consent of a~~A~~ Specified Majority (or such other percentage as is specified here: percent ( %)) in Interest of the Private Limited Partners, may elect to dissolve the Partnership by giving notice to each Partner and SBA of the election. Any notice of an election to dissolve the Partnership may only be given:

(i)	on or after the ~~later to occur of: (A) the close of business on the date of dissolution of the Partnership (as such date is set forth in the Agreement in effect as on the date of formation of the Partnership) or (B)~~ ten (10) years from the formation of the Partnership;

(ii)	if all Outstanding Leverage has been repaid or redeemed; and

(iii)	if all amounts due SBA, its agent or trustee have been paid.[21]

Any election to dissolve the Partnership given under this Section will not be effective until the later of: (A) ) thirty (30) days (unless another period is specified here:              (            ) days) from the date the notice is given to all parties or (B) the effective date of dissolution stated in the notice.

Section 6.02 Withdrawal of the General Partner.

To the extent required by the SBIC Act, no transfer of the interest of the General Partner, or any portion of such interest, will be effective without the consent of SBA.

Section 6.03 Withdrawal by ERISA Regulated Pension Plans.22

Notwithstanding any other provision of this Agreement, any Private Limited Partner that is an “employee benefit plan” within the meaning of, and subject to the provisions of, ERISA, may elect to withdraw from the Partnership in whole or in part, or upon demand by the General Partner must withdraw from the Partnership in whole or in part, if either such Private Limited Partner or the General Partner obtains an opinion of counsel to the effect that, as a result of ERISA, (i) the withdrawal of the Private Limited Partner from the Partnership to such extent is required to enable the Private Limited Partner to avoid a violation of, or breach of the fiduciary duties of any person under ERISA (other than a breach of the fiduciary duties of any such person based upon the investment strategy or performance of the Partnership) or any provision of the Code related to ERISA or (ii) all or any portion of the assets of the Partnership (as opposed to the Private Limited Partner’s partnership interest) constitute assets of the Private Limited Partner for purposes of ERISA and are subject to the provisions of ERISA to substantially the same extent as if owned directly by the Private Limited Partner.

See 13 C.F.R. § 107.160(c)(1) which specifies the minimum duration and other requirements that must be met before an SBIC in limited partnership form can elect to dissolve.

See also Section 5.06, Section 5.07 and Section 5.08 with respect to the requirements for an opinion of counsel to be effective.

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Section 6.04 Withdrawal by Government Plans Complying with State and Local Law.23

Notwithstanding any other provision of this Agreement, any Private Limited Partner that is a “government plan” within the meaning of ERISA may elect to withdraw from the Partnership in whole or in part, or upon demand by the General Partner must withdraw from the Partnership in whole or in part, if either such Private Limited Partner or the General Partner obtains an opinion of counsel to the effect that as a result of state statutes, regulations, case law, administrative interpretations or similar authority applicable to the “government plan”, the withdrawal of such Private Limited Partner from the Partnership to such extent is required to enable the Private Limited Partner or the Partnership to avoid a violation (other than a violation based upon the investment performance of the Partnership) of the applicable state law.

Section 6.05 Withdrawal by Government Plans Complying with ERISA.24

Notwithstanding any other provision of this Agreement, any Private Limited Partner that is a “government plan” within the meaning of ERISA may elect to withdraw from the Partnership in whole or in part, if the “government plan” obtains an opinion of counsel to the effect that, as a result of ERISA, (i) the withdrawal of the “government plan” from the Partnership to such extent would be required if it were an “employee benefit plan” within the meaning of, and subject to the provisions of, ERISA, to enable the “government plan” to avoid a violation of, or breach of the fiduciary duties of any person under ERISA (other than a breach of the fiduciary duties of any such person based upon the investment strategy or performance of the Partnership) or any provision of the Code related to ERISA or (ii) all or any portion of the assets of the Partnership would constitute assets of the “government plan” for the purposes of ERISA, if the “government plan” were an “employee benefit plan” within the meaning of, and subject to the provisions of, ERISA and would be subject to the provisions of ERISA to substantially the same extent as if owned directly by the “government plan.”

Section 6.06 Withdrawal by Tax Exempt Private Limited Partners.25

Notwithstanding any other provision of this Agreement, any Private Limited Partner that is exempt from taxation under Section 501(a) or 501(c)(3) of the Code may elect to withdraw from the Partnership in whole or in part, if the Private Limited Partner obtains an opinion of counsel to the effect that as a result of applicable statutes, regulations, case law, administrative interpretations or similar authority, the withdrawal of the Private Limited Partner from the Partnership to such extent is required to enable the tax exempt Private Limited Partner to avoid loss of its tax exempt status under Section 501(a) or 501(c)(3) of the Code.

See also Section 5.06, Section 5.07 and Section 5.08 with respect to the requirements for an opinion of counsel to be effective.

See also Section 5.06, Section 5.07 and Section 5.08 with respect to the requirements for an opinion of counsel to be effective.

See also Section 5.06, Section 5.07 and Section 5.08 with respect to the requirements for an opinion of counsel to be effective.

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Section 6.07 Withdrawal by Registered Investment Companies.26

Notwithstanding any other provision of this Agreement, any Private Limited Partner that is an “investment company” subject to registration under the Investment Company Act, may elect to withdraw from the Partnership in whole or in part, or upon demand by the General Partner must withdraw from the Partnership in whole or in part, if either such Private Limited Partner or the General Partner obtains an opinion of counsel to the effect that, as a result of the Investment Company Act, the withdrawal of the Private Limited Partner from the Partnership to such extent is required to enable such Private Limited Partner or the Partnership to avoid a violation of applicable provisions of the Investment Company Act or the requirement that the Partnership register as an investment company under the Investment Company Act.

Section 6.08 Distributions on Withdrawal.

(a)	Subject to the provisions of Section 6.08(b), upon withdrawal under any provision of this Agreement, a Private Limited Partner will have the rights to distributions provided in the Act with respect to distributions to be made to limited partners upon withdrawal from a limited partnership.

(b)	The Partnership will not make any distribution to any Partner in connection with its withdrawal under any provision of this Agreement or the Act, unless the distribution is permitted by the SBIC Act and SBA has given its consent to such distribution before the distribution is made.

(c)	Except in the case of distributions made as permitted under subsection (b), the right of any Partner to receive any distribution from the Partnership as a result of such Partner’s withdrawal, including any right any Partner may have as a creditor of the Partnership with respect to the amount of any such distribution, is subordinate to any amount due to SBA by the Partnership.[27]

See also Section 5.06, Section 5.07 and Section 5.08 with respect to the requirements for an opinion of counsel to be effective.

Unless an agreement otherwise provides, RULPA provides that at the time a partner is entitled to receive a distribution the partner has the rights of a creditor with respect to the amount of the distribution. See Delaware RULPA § 17-606.

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ARTICLE 7

Accounts, Reports and Auditors

Section 7.01 Books of Account.

The Partnership must maintain books and records in accordance with the provisions of the SBIC Act28 regarding financial accounts and reporting and, except as otherwise provided in this Agreement, generally accepted accounting principles.

Section 7.02 Audit and Report.

The financial statements of the Partnership must be audited and certified as of the end of each fiscal year by a firm of independent certified public accountants selected by the Partnership.

Section 7.03 Fiscal Year.

The fiscal year of the Partnership will be a twelve-month year (except for the first and last partial years, if any) ending on December 31.29

ARTICLE 8

Miscellaneous

Section 8.01 Assignability.30

(a)	No General Partner or Private Limited Partner may transfer any interest of ten percent (10%) or more in the capital of the Partnership without the prior approval of SBA.[31]

(b)	The General Partner may not assign, pledge or otherwise grant a security interest in its interest in the Partnership or in this Agreement, except with the prior consent of SBA and the prior approval of a Specified Majority (or such other percentage as is specified here: percent (__%)) in Interest of the Private Limited Partners.

(c)	No transfer of any interest in the Partnership will be allowed if such transfer or the actions to be taken in connection with that transfer would:

(i)	result in any violation of the SBIC Act;

See 13 C.F.R. § 107.600 with respect to recordkeeping requirements for an SBIC.

SBA may permit an SBIC to adopt a different fiscal year, as in the case of an SBIC with a parent entity, where the different year is desired to conform to the parent’s fiscal year.

See 13 C.F.R. §§ 107.400 through 107.450 regarding changes of ownership or control of an SBIC.

See 13 C.F.R. § 107.400(a) with respect to transfers of 10% or more of the partnership capital of an SBIC.

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(ii)	result in a violation of any law, rule or regulation by the Partnership;

(iii)	cause the termination or dissolution of the Partnership; or

(iv)	cause the Partnership to be classified other than as a partnership for Federal income tax purposes.

Section 8.02 Binding Agreement.

Subject to the provisions of Section 8.01, this Agreement is binding upon, and inures to the benefit of, the heir, successor, assign, executor, administrator, committee, guardian, conservator or trustee of any Partner.

Section 8.03 Notices.

(a)	All notices under this Agreement must be in writing and may be given by personal delivery, telex, telegram, private courier service or registered or certified mail.

(b)	A notice is deemed to have been given:

(i)	by personal delivery, telex, telegram, or private courier service, as of the day of delivery of the notice to the addressee; and

(ii)	by mail, as of the fifth (5th) day after the notice is mailed.

(c)	Notices must be sent to:

(i)	the Partnership, at the address of the General Partner in the Certificate of Limited Partnership, or such other address or addresses as to which the Partners have been given notice;

(ii)	the Private Limited Partners, at the addresses in Schedule A attached to this Agreement (as Schedule A may be amended from time to time) or such other addresses as to which the Partnership has been given notice; and

(iii)	SBA, at the address of the Investment Division of SBA and, if so required under any Section of this Agreement, in duplicate at the address of the Office of the General Counsel of SBA.

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Section 8.04 Consents and Approvals.

A consent or approval required to be given by any party under this Agreement will be deemed given and effective for purposes of this Agreement only if the consent or approval is:

(i)	given by such party in writing, and

(ii)	delivered by such party to the party requesting the consent or approval in the manner provided for notices to such party under Section 8.03.

Section 8.05 Amendments.

(a)	This Agreement may not be amended except by an instrument in writing executed by the holders of a Specified Majority (or such other percentage as is specified here: percent (__%)) in Interest of the Private Limited Partners who have not withdrawn as of the effective date of that amendment and the General Partner, and approved by SBA.[32]

(b)	The General Partner must distribute to each Private Limited Partner and SBA a copy of:

(i)	any Certificate of Amendment to the Certificate of Limited Partnership, and

(ii)	any amendment to this Agreement.

(c)	Copies of any Certificate of Amendment to the Certificate of Limited Partnership, and any amendment to this Agreement must be distributed in the same manner as provided for notices in Section 8.03.

Section 8.06 Applicable Law.

This Agreement is governed by, and construed in accordance with, applicable Federal laws and the laws of the state in which the Partnership is organized.

Section 8.07 Severability.

If any one or more of the provisions contained in this Agreement, or any application of any such provision, is invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement and all other applications of any such provision will not in any way be affected or impaired.

Section 8.08 Entire Agreement.

This Agreement, and all other written agreements executed by or on behalf of the General Partner and/or the Private Limited Partners and executed or approved by SBA up to and including the date of this Agreement (such other written agreements, collectively, the “SBA Agreements”), state the entire understanding among the parties relating to the subject matter of this Agreement and the SBA Agreements. Any and all prior

Note that SBA approval is required for all amendments to the Agreement.

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conversations, correspondence, memoranda or other writings are merged in, and replaced by this Agreement and the SBA Agreements, and are without further effect on this Agreement and the SBA Agreements. No promises, covenants, representations or warranties of any character or nature other than those expressly stated in this Agreement and the SBA Agreements have been made to induce any party to enter into this Agreement or any SBA Agreement.

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EXHIBIT I to SBA ANNEX GDP

Valuation Guidelines

General

The General Partner has sole responsibility for determining the Asset Value of each of the Loans and Investments and of the portfolio in the aggregate.

Loans and Investments shall be valued individually and in the aggregate, while there is outstanding Leverage, at least semi-annually—as of the end of the second quarter of the fiscal year-end and as of the end of the fiscal year~~. [...~~, and, while there is no outstanding Leverage, at least annually—as of the end of the fiscal year.] Fiscal year-end valuations are audited as set forth in SBA’s Accounting Standards and Financial Reporting Requirements for Small Business Investment Companies.

This Valuation Policy is intended to provide a consistent, conservative basis for establishing the Asset Value of the portfolio. The Policy presumes that Loans and Investments are acquired with the intent that they are to be held until maturity or disposed of in the ordinary course of business. Capitalized terms not otherwise defined in this Valuation Policy have the meaning given to such terms in the Small Business Investment Act of 1958, as amended.

Interest-Bearing Securities

Loans shall be valued in an amount not greater than cost with Unrealized Depreciation being recognized when value is impaired. The valuation of loans and associated interest receivables on interest-bearing securities should reflect the portfolio concern’s current and projected financial condition and operating results, its payment history and its ability to generate sufficient cash flow to make payments when due.

When a valuation relies more heavily on asset versus earnings approaches, additional criteria should include the seniority of the debt, the nature of any pledged collateral, the extent to which the security interest is perfected, the net liquidation value of tangible business assets, and the personal integrity and overall financial standing of the owners of the business. In those instances where a loan valuation is based on an analysis of certain collateralized assets of a business or assets outside the business, the valuation should, at a minimum, consider the net liquidation value of the collateral after reasonable selling expenses. Under no circumstances, however, shall a valuation based on the underlying collateral be considered as justification for any type of loan appreciation.

Appropriate unrealized depreciation on past due interest which is converted into a security (or added to an existing security) should be recognized when collection is doubtful. Collection is presumed to be in doubt when one or both of the following conditions occur: (i) interest payments are more than 120 days past due; or (ii) the small concern is in bankruptcy, insolvent, or there is substantial doubt about its ability to continue as a going concern.

The carrying value of interest bearing securities shall not be adjusted for changes in interest rates.

Valuation of convertible debt may be adjusted to reflect the value of the underlying equity security net of the conversion price.

Equity Securities—Private Companies

Investment cost is presumed to represent value except as indicated elsewhere in these guidelines.

Valuation should be reduced if a company’s performance and potential have significantly deteriorated. If the factors which led to the reduction in valuation are overcome, the valuation may be restored.

The anticipated pricing of a Small Concern’s future equity financing should be considered as a basis for recognizing Unrealized Depreciation, but not for Unrealized Appreciation. If it appears likely that equity will be sold in the foreseeable future at a price below the Licensee’s current valuation, then that prospective offering price should be weighed in the valuation process.

Valuation should be adjusted to a subsequent significant equity financing that includes a meaningful portion of the financing by a sophisticated, unrelated new investor. A subsequent significant equity financing that includes substantially the same group of investors as the prior financing should generally not be the basis for an adjustment in valuation. A financing at a lower price by a sophisticated new investor should cause a reduction in value of the prior securities.

If substantially all of a significant equity financing is invested by an investor whose objectives are in large part strategic, or if the financing is led by such an investor, it is generally presumed that no more than 50% of the increase in investment price compared to the prior significant equity financing is attributable to an increased valuation of the company.

Where a company has been self-financing and has had positive cash flow from operations for at least the past two fiscal years, Asset Value may be increased based on a very conservative financial measure regarding P/E ratios or cash flow multiples, or other appropriate financial measures of similar publicly-traded companies, discounted for illiquidity. Should the chosen valuation cease to be meaningful, the valuation may be restored to a cost basis, or if of significant deterioration in performance or potential, to a valuation below cost to reflect impairment.

With respect to portfolio companies that are likely to face bankruptcy or discontinue operations for some other reason, liquidating value may be employed. This value may be determined by estimating the realizable value (often through professional appraisals or firm offers to purchase) of all assets and then subtracting all liabilities and all associated liquidation costs.

Warrants should be valued at the excess of the value of the underlying security over the exercise price.

Equity Securities—Public Companies

Public securities should be valued as follows: (a) For over-the-counter stocks, take the average of the bid price at the close for the valuation date and the preceding two days, and (b) for listed stocks, take the average of the close for the valuation date and the preceding two days.

The valuation of public securities that are restricted should be discounted appropriately until the securities may be freely traded. Such discounts typically range from 10% to 40%, but the discounts can be more or less, depending upon the resale restrictions under securities laws or contractual agreements.

When the number of shares held is substantial in relation to the average daily trading volume, the valuation should be discounted by at least 10%, and generally by more.